EXHIBIT 10.9

INTERPOOL, INC.,

as SERVICER

TRAC LEASE, INC.,

as SUBSERVICER

JPMORGAN CHASE BANK,

not in its individual capacity, but

as, ICF Indenture Trustee,

each Lessor Indenture Trustee for which the related Lessor has become a party hereto

ICI Indenture Trustee

INTERMODAL CHASSIS ISSUANCE, LLC

as issuer under the ICI Indenture

EACH LESSOR made a party hereto from time to time

as issuer under the related Lessor Indenture

AND

INTERPOOL CHASSIS FUNDING, LLC

(f/k/a INTERPOOL FUNDING 2000, L.L.C.),

as issuer under the ICF Indenture

THIRD AMENDED AND RESTATED

SERVICING AGREEMENT

Dated as of June 1, 2000, amended and restated as of March 1, 2002, second amended and restated as of September 1, 2002 and third amended and restated as of September 30, 2002

ALL RIGHTS, TITLE AND INTEREST IN, TO AND UNDER THIS AGREEMENT ON THE PART OF INTERPOOL CHASSIS FUNDING, LLC (f/k/a INTERPOOL FUNDING 2000, L.L.C.) EACH LESSOR AND ICI HAVE BEEN ASSIGNED TO AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF THE RELATED INDENTURE TRUSTEE, UNDER THE RELATED INDENTURE AND THE RIGHTS OF THE ICF NOTEHOLDERS AND THE HOLDERS OF THE LESSOR NOTES UNDER THEIR RESPECTIVE INDENTURES HAVE BEEN ASSIGNED TO AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF THE ICI INDENTURE TRUSTEE.

6.12	Portfolio Management System	32
6.13	Pamco and Bamco Contracts	32
SECTION 7.	SERVICER DEFAULT	32
7.01	Servicer Default	32
7.02	Termination	35
7.03	Waiver of Servicer Default	37
7.04	Servicer to Cooperate	37
7.05	Notification to Noteholders	37
7.06	Remedies Not Exclusive	37
SECTION 8.	ASSIGNMENT	37
8.01	Assignment to ICI Indenture Trustee	37
8.02	Assignment by Servicer	38
8.03	Power of Attorney	38
SECTION 9.	MISCELLANEOUS	38
9.01	Continuing Obligations	38
9.02	Governing Law	38
9.03	Successors and Assigns	38
9.04	Modification	38
9.05	Notices	38
9.06	Third Party Beneficiary	39
9.07	Waivers	39
9.08	Costs and Expenses	39
9.09	Survival of Representations	39
9.10	Confidential Information	39
9.11	Headings and Cross-References	39
9.12	Independence of Covenants	39
9.13	No Adverse Interpretation of Other Agreements	40
9.14	Statements Required in Servicer Certificate	40
9.15	SERVICE OF PROCESS AND JURISDICTION	40
9.16	Waiver of Immunity	41
9.17	Currency	41
9.18	Amendment	42
9.19	Counterparts	42
9.20	Merger	42
9.21	Severability	42
9.22	Language of Notices and Documentation	42
9.23	WAIVER OF JURY TRIAL	43
9.24	Indenture Trustee Indemnity	43
9.25	No Force Majeure	43
9.26	Indemnification	43

Exhibit A	-	Form of Servicer Report (with attached Servicer Certificate and Asset Base Certificate)
Exhibit B	-	Reserved
Exhibit C	-	Form of Statement of Cash Reconciliation

Exhibit D	-	Summary of Agreed Upon Procedures
Exhibit E	-	Form of Notice for Marking of Contracts (ICI Indenture Trustee)
Exhibit F	-	Tape Information
Exhibit G	-	Joinder of Lessor

THIRD AMENDED AND RESTATED

SERVICING AGREEMENT

This Third Amended and Restated Servicing Agreement (the “Agreement”), dated as of June 1, 2000, amended and restated as of March 1, 2002 (the “Closing Date”) and Second Amended and Restated as of September 1, 2002 (the “Restatement Date”) and Third Amended and Restated as of September 30, 2002, is by and among INTERPOOL, INC., a company organized under the laws of Delaware, and its permitted successors and assigns as servicer (in such capacity, the “Servicer”), TRAC LEASE, INC., a company organized under the laws of Delaware, and its permitted successors and assigns, as Subservicer (together with each other Subservicer appointed pursuant to this Agreement, each a “Subservicer”), JPMORGAN CHASE BANK, a New York banking corporation, not in its individual capacity, but as indenture trustee under the ICF Indenture (the “ICF Indenture Trustee”), under each Lessor Indenture for which the related Lessor has become a party hereto (the “Lessor Indenture Trustee”) and under the ICI Indenture (the “ICI Indenture Trustee” and collectively the “Indenture Trustees”), INTERMODAL CHASSIS ISSUANCE, LLC, a Delaware limited liability company (“ICI”), each lessor pursuant to a Financing which shall from time to time made be made a party hereto (each a “Lessor”) and INTERPOOL CHASSIS FUNDING, LLC (f/k/a Interpool Funding 2000, L.L.C.), a Delaware limited liability company (“ICF”).

RECITALS

WHEREAS, the Servicer, the Subservicer, the ICF Indenture Trustee, ICF and certain other parties have entered into a servicing agreement, dated as of June 1, 2000 and amended and restated as of March 1, 2002 (as modified from time to time, the “Original Servicing Agreement”), pursuant to which the Servicer agreed to undertake certain obligations as set forth therein;

WHEREAS, the parties hereto desire to amend and restate the Original Servicing Agreement in its entirety;

WHEREAS, the Trust Agreement contemplates that, from time to time, the Trustee, on behalf of the Trust and at the direction of the Initial Beneficiary, will identify and allocate on the Trust’s books and records certain Trust Assets as part of one or more separate SUBI Portfolios and create and issue to the Initial Beneficiary one or more separate special units of beneficial interest in the Trust or “SUBI”, whose beneficiaries generally will be entitled to the beneficial interest in, but only from, the related SUBI Portfolio, all as set forth in the Trust Agreement;

WHEREAS, pursuant to the SUBI Supplement 2002-A, dated as of March 1, 2002 (the “2002-A SUBI Supplement”), to the Trust Agreement, made by and among Wachovia Bank, National Association (f/k/a First Union National Bank, the “Custodian”), ICF as Initial Beneficiary, Interpool, Inc. (“Settlor”) and Wachovia Trust Company (f/k/a First Union Trust Company, National Association), as trustee and Delaware Trustee (in such capacities, together with any successors or permitted assigns, the “Trustee”), on the Closing Date, the parties to the Trust Agreement supplemented the terms of the Trust Agreement and caused the Trustee to identify and allocate certain Contracts and Equipment to the 2002-A SUBI Portfolio (as defined in the 2002-A SUBI Supplement) and to create and issue to the Initial Beneficiary the 2002-A SUBI Certificate (as defined in the 2002-A SUBI Supplement) that collectively evidence the entire beneficial interest in the 2002-A SUBI (as defined in the 2002-A SUBI Supplement);

WHEREAS, pursuant to the SUBI Supplement 2002-B, dated as of September 1, 2002 (the “2002-B SUBI Supplement”), to the Trust Agreement, made by and among Wachovia Bank, National Association (f/k/a First Union National Bank, the “Custodian”), ICF as Initial Beneficiary, Interpool, Inc. (“Settlor”) and Wachovia Trust Company (f/k/a First Union Trust Company, National Association), as

UTI Trustee, SUBI Trustee and Delaware Trustee (in such capacities, together with any successors or permitted assigns, the “Trustee”), on or before the Restatement Date, the parties to the Trust Agreement have supplemented the terms of the Trust Agreement to cause the Trustee to identify and allocate certain Contracts and Equipment to the 2002-B SUBI Portfolio (as defined in the 2002-B SUBI Supplement) and to create and issue to the Initial Beneficiary the 2002-B SUBI Certificate (as defined in the 2002-B SUBI Supplement) that collectively evidence the entire beneficial interest in the 2002-B SUBI (as defined in the 2002-B SUBI Supplement);

WHEREAS, pursuant to the SUBI Supplement 2002-C, dated as of September 1, 2002 (the “2002-C SUBI Supplement”), to the Trust Agreement, made by and among Wachovia Bank, National Association (f/k/a First Union National Bank, the “Custodian”), ICF as Initial Beneficiary, Interpool, Inc. (“Settlor”) and Wachovia Trust Company (f/k/a First Union Trust Company, National Association), as UTI Trustee, SUBI Trustee and Delaware Trustee (in such capacities, together with any successors or permitted assigns, the “Trustee”), on or before the Restatement Date, the parties to the Trust Agreement have supplemented the terms of the Trust Agreement to cause the Trustee to identify and allocate certain Contracts and Equipment to the 2002-C SUBI Portfolio (as defined in the 2002-C SUBI Supplement) and to create and issue to the Initial Beneficiary the 2002-C SUBI Certificate (as defined in the 2002-C SUBI Supplement) that collectively evidence the entire beneficial interest in the 2002-C SUBI (as defined in the 2002-C SUBI Supplement);

WHEREAS, (a) pursuant to the Assignment and Assumption Agreement (Interpool Lease Financing Trust 2002-B), dated as of September __, 2002 between ICF as transferor and Interpool Lease Financing Trust 2002-B (“ILFT-B”), ICF has transferred to ILFT-B all of its interest in the 2002-B SUBI Certificate; (b) pursuant to the Lease between ICF as lessee and ILFT-B, ILFT-B is leasing to ICF the 2002-B SUBI Certificate; (c) pursuant to the Indenture, dated as of September __, 2002 (the “ILFT-B Indenture”), among ILFT-B and JPMorgan Chase Bank as indenture trustee (the “ILFT-B Indenture Trustee”), ILFT-B has pledged to the ILFT-B Indenture Trustee all of its interest in the ILFT-B Lease and the 2002-B SUBI Certificate (subject to the ILFT-B Lease) and (d) pursuant to the Participation Agreement among ILFT-B, ICF, ICI, Interpool, Inc., Wilmington Trust Company, as owner trustee, Owner Participant (as defined therein), the Administrative Agent, the ILFT-B Indenture Trustee, ILFT-B and other certain parties will issue its Series 2002-B Note (the “ILFT-B Note”) to ICI, such ILFT-B Note to be secured by and entitled to the benefits of the ILFT-B Indenture;

WHEREAS, (a) pursuant to the Assignment and Assumption Agreement (Interpool Lease Financing Trust 2002-C), dated as of September __, 2002 between ICF as transferor and Interpool Lease Financing Trust 2002-C (“ILFT-C”), ICF has transferred to ILFT-C all of its interest in the 2002-C SUBI Certificate; (b) pursuant to the Lease between ICF as lessee and ILFT-C, ILFT-C is leasing to ICF the 2002-C SUBI Certificate; (c) pursuant to the Indenture, dated as of September __, 2002 (the “ILFT-C Indenture”), among ILFT-C and JPMorgan Chase Bank as indenture trustee (the “ILFT-C Indenture Trustee”), ILFT-C has pledged to the ILFT-C Indenture Trustee all of its interest in the ILFT-C Lease and the 2002-C SUBI Certificate (subject to the ILFT-C Lease) and (d) pursuant to the Participation Agreement among ILFT-C, ICF, ICI, Interpool, Inc., Wilmington Trust Company, as owner trustee, Owner Participant (as defined therein), the Administrative Agent, the ILFT-C Indenture Trustee and other certain parties, ILFT-C will issue its Series 2002-C Note (the “ILFT-C Note”) to ICI, such ILFT-C Note to be secured by and entitled to the benefits of the ILFT-C Indenture;

WHEREAS, from time to time, (i) ICF may enter into additional Leases with other Lessors that pledge all of their right, title and interest in, and under inter alia, each such Lease to a Lessor Indenture Trustee and (ii) such Lessor may issue its Lessor Notes to ICI, who may by execution of the Form of Joinder to the Third Amended and Restated Servicing Agreement (substantially in the form attached hereto as Exhibit G) become a party to this Agreement;

WHEREAS, ICF shall execute this Agreement, as lessee under the ILFT-B Lease, ILFT-C Lease and each other Lessor Lease (which ICF may enter into from time to time with a Lessor) for the servicing of the SUBI B Assets, the SUBI C Assets and the assets of any other SUBI which ICF may lease from a Lessor (which for the avoidance of doubt, shall exclude ILFT-B, ILFT-C and each other Lessor from time to time who shall not execute a Form of Joinder to the Third Amended and Restated Servicing Agreement (substantially in the form attached hereto as Exhibit G));

WHEREAS, pursuant to the Third Amended and Restated Indenture, dated as of June 1, 2000, as amended and restated as of March 1, 2002 and as second amended and restated as of the Restatement Date and third amended and restated as of September 30, 2002 (the “ICF Indenture”), among ICF, the Servicer, the Administrative Agent and the ICF Indenture Trustee, ICF has issued, and may from time to time issue, ICF Notes to Intermodal Chassis Issuance, LLC, a Delaware limited liability company (“ICI” or the “Issuer”) collateralized by its interest in the 2002-A SUBI Certificates and the other Collateral;

WHEREAS, pursuant to the Indenture, dated as of September 1, 2002 (the “ICI Indenture”), among ICI, the Servicer, the Administrative Agent and JPMorgan Chase Bank, as indenture trustee (the “ICI Indenture Trustee”), ICI is issuing the ICI Notes to the purchaser(s) thereof, such ICI Notes to be secured by the ICF Notes and the Lessor Notes and all respective collateral therefor under the ICF Indenture, the ILFT-B Indenture, the ILFT-C Indenture and each other Lessor Indenture;

WHEREAS, pursuant to the Omnibus Amendment and Agreement, dated as of September 30, 2002 (the “Omnibus Amendment”), the requisite consents have been obtained to amend this Agreement and pursuant to the Omnibus Amendment such persons have agreed, for convenience of reference, to amend and restate this Agreement as of September 30, 2002 and to include the agreed upon terms set forth in the Omnibus Amendment in this Agreement; and

NOW, THEREFORE, this Agreement witnesseth for and in consideration of the premises and the promises contained herein, it is mutually covenanted and agreed as follows:

AGREEMENTS

SECTION 1. DEFINITIONS.

1.01 Capitalized Terms. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings assigned to such terms in Appendix A to the ICI Indenture or, if not defined therein, the Trust Agreement, and the definitions of such terms shall be equally applicable to both the singular and plural forms of the terms defined. As used herein, the following terms shall have the following meanings:

Fixed Charges: Interest Expense plus obligations as lessees for lease rentals on Long Term Leases of the Interpool Group.

Fixed Charge Ratio: The ratio of Net Earnings Available for Fixed Charges to Fixed Charges.

Net Earnings Available for Fixed Charges: For any period, the sum of EBITDA for such period plus obligations as lessees for lease rentals on Long Term Leases of the Interpool Group.

For the avoidance of doubt, each reference herein to “owner participant” refers to the owner participant of each Lessor that has become a party to this Agreement.

1.02 Material Adverse Effect. Whenever a determination is to be made under this Agreement as to whether a given event, action, course of conduct or set of facts or circumstances could or would have a material adverse effect on the Serviced Assets (as defined below) or a party to any of the ICI Relevant Documents, such determination shall be made without taking into account the existence of any funds available in any cash collateral account or equity defeasance account that may then be subject to the Lien of any Indenture.

SECTION 2. REPRESENTATIONS AND WARRANTIES

2.01 Representations and Warranties of Servicer. The Servicer hereby makes the following representations and warranties to each of ICF, each Lessor, ICI, the Trust, the Administrative Agent, each Indenture Trustee, each ICI Noteholder, each ICF Control Party, each ICI Control Party (together with the ICF Control Party, each a “Control Party” or “Control Parties”, as appliable), each owner participant under a Participation Agreement, each Interest Rate Hedge Counterparty, each Currency Hedge Counterparty and each Registered Pledgee, and only for the benefit of the ICI Indenture Trustee as additional collateral, to each ICF Noteholder, each Series Enhancer, each Lease Enhancer, each Lessor Note Enhancer and each holder of Lessor Notes, as of the Restatement Date, each Transfer Date, each Advance Date and each Series Issuance Date. The Servicer hereby acknowledges and agrees that each such person has relied on each such representation and warranty in entering into the transactions contemplated by the ICI Relevant Documents:

(a) Corporate Organization and Authority. The Servicer:

(i) is a corporation duly organized, validly existing and in good standing under the laws of Delaware (which is, and at all times has been, its only state of incorporation);

(ii) (A) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted (except where the failure to have such licenses and permits could not individually or in the aggregate have a material adverse effect on the business or condition (financial or otherwise) of the Servicer or its ability to enter into and conduct such business as currently conducted), (B) had at all relevant times, and now has, power, authority, and legal right to service the 2002-A SUBI Assets (as defined in the 2002-A SUBI Supplement), the other ICF Collateral, the 2002-B SUBI Assets (as defined in the 2002-B SUBI Supplement), the 2002-C SUBI Assets (as defined in the 2002-C SUBI Supplement), the other Lessor Collateral, the ICF Notes, the Lessor Notes and the other ICI Collateral, and any other Trust Assets subjected to this Agreement (the “Serviced Assets”) and to perform its obligations under this Agreement and each other ICI Relevant Document to which it is a party and the transactions contemplated hereby, including performance of the duties and obligations of the Servicer hereunder and thereunder, (C) has had the same legal name for the past six years and (D) does not do business under any other name;

(iii) has been duly qualified and is authorized to do business and is in good standing in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary (except where the failure to be so qualified or in good standing could not individually or in the aggregate have a material adverse effect on (i) the ICF Collateral, the Lessor Collateral, the ICI Collateral, the ICI Notes or the Trust Assets, (ii) the properties, business or condition (financial or otherwise) of the Servicer, any Subservicer, ICF, any Lessor or ICI, (iii) the ability of the Servicer, any Subservicer, ICF, any Lessor or ICI, as the case may be, to perform its duties and obligations under the ICI Relevant Documents to which it is a party, (iv) impair the enforceability of the Contracts or (v) adversely affect the value of the Equipment (the items set forth in clauses (i) through (v) collectively, a “Material Adverse Effect”)); and

(iv) has duly executed and delivered this Agreement and all other ICI Relevant Documents to which it is a party, including, without limitation, any certificates, documents and instruments executed and delivered by it, the Trust Agreement and herewith, and this Agreement and each other ICI Relevant Document to which it is a party is the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with the terms hereof or thereof, except as enforcement of such terms may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by equitable principles (regardless of whether such enforceability is in a proceeding in equity or at law).

(b) Investment Company. The Servicer is not an investment company which is required to register under the Investment Company Act of 1940, as amended.

(c) No Violations: No Consents. The entering into of this Agreement and each other ICI Relevant Document to which it is a party, and the performance by the Servicer of its obligations under this Agreement and each of the other ICI Relevant Documents to which it is a party, and the consummation of the transactions herein and therein contemplated will not conflict with, or result in any breach of any of the terms or any provisions of, or constitute a default (with or without notice or lapse of time or both) under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Servicer pursuant to the terms of any indenture, the articles of incorporation or bylaws of the Servicer, or any material term of any indenture, agreement, mortgage, deed of trust, or other agreement or instrument to which the Servicer is a party or by which it is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its organizational documents, or any statute or any order, rule or regulation of any court or any regulatory authority or other governmental agency or body, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, or other instrument, other than this Agreement, or violate any law or any order, rule, or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency, or other Governmental Authority having jurisdiction over the Servicer or any of its properties, a conflict with which, a violation or breach of which or default under which could have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any court, or any such regulatory authority or other governmental agency, or body is required for the Servicer to enter into this Agreement and each of the other ICI Relevant Documents to which it is a party, or for the consummation of the transactions contemplated by this Agreement and the other ICI Relevant Documents.

(d) No Proceedings or Litigation. There are no judgments, actions, suits, decrees, stipulations, consents, proceedings, investigations, injunctions or orders pending, or to the Servicer’s knowledge threatened, against or affecting the Servicer or any of its direct or indirect subsidiaries in or before any court, agency, arbitration board, tribunal or Governmental Authority, (A) asserting the invalidity of this Agreement or any other ICI Relevant Document or (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other ICI Relevant Document, (C) seeking any determination or ruling which, individually or in the aggregate, could have a Material Adverse Effect or (D) seeking to adversely affect the federal, state or local tax attributes of the ICI Notes, the ICF Notes or any Lessor Notes. The Servicer is not in default with respect to any order of any court, Governmental Authority or agency or arbitration board or tribunal. There are no injunctions, writs, restraining orders or other orders in effect against the Servicer that would adversely affect its ability to perform under this Agreement or any other ICI Relevant Document to which it is a party.

(e) No Servicer Default. No default or event that with the passage of time or notice would become a Servicer Default has occurred or is continuing on the date hereof.

(f) Insolvency. The Servicer is paying its debts as they become due and, after giving effect to the transactions contemplated hereby, will have adequate capital to conduct its business.

(g) Approvals. All approvals, authorizations, consents, orders or other actions of any Person required to be obtained by the Servicer or, to the knowledge of the Servicer, by any other party in connection with the execution and delivery of this Agreement or any other Relevant Document to which it is a party have been or will be taken or obtained on or prior to the date such ICI Relevant Document is executed and delivered.

(h) Continuing Obligation. The Servicer represents and warrants on the Restatement Date, each Transfer Date, each Advance Date and each Series Issuance Date that it is performing all of its agreements and obligations hereunder and under the other Relevant Documents.

(i) Financial Statements. Since December 31, 2001 there has been no Material Adverse Effect on the financial condition of any of the Sellers or the Servicer.

(j) Customary Practices. Servicer has maintained its customary practices regarding internal credit grading and underwriting standards with respect to the Contracts and each Contract is representative of customary practices in the Servicer’s industry.

(k) Full Disclosure. No written materials delivered to ICF, any Lessor, ICI, any Indenture Trustee, the Administrative Agent, any Registered Pledgee, any Control Party, any Series Enhancer, any Lessor Note Enhancer, any Lease Enhancer, any ICI Noteholder, any holder of Lessor Notes, any Interest Rate Hedge Counterparty, any Currency Hedge Counterparty or any third party beneficiary named in Section 9.06 hereto, by or on behalf of the Servicer in connection with the structuring of the transactions contemplated by the ICI Relevant Documents contains any untrue statement of a material fact or (with respect to any offering document for any of the ICI Notes) omits a material fact necessary to make the statements contained therein or herein not misleading in light of the circumstances under which they were made. There is no fact peculiar to the Servicer or, to the knowledge of the Servicer, peculiar to any Contract, User or item of Equipment which the Servicer has not disclosed to the Administrative Agent, ICF, ICI, the ICF Noteholders, the holders of the affected Lessor Notes, each affected Series Enhancer, each affected Lease Enhancer, each affected Lessor Note Enhancer, each affected Indenture Trustee, each affected Control Party, each affected Lessor, each Interest Rate Hedge Counterparty, each Currency Hedge Counterparty and each affected Registered Pledgee in writing which materially adversely affect either individually or in the aggregate or, so far as the Servicer can now reasonably foresee, could materially adversely affect individually or in the aggregate the first priority security interest of an Indenture Trustee in the related collateral or the ICI Collateral, the Trust’s ownership of the Transferred Assets or the ability of the Servicer to perform the duties contemplated by this Agreement and the other ICI Relevant Documents to which it is a party.

(l) ERISA Compliance. The Servicer has fully funded any required contribution to any “employee pension benefit plans,” as such term is defined in Section 3(2) of ERISA.

(m) Payment of Taxes. The Servicer has promptly paid, when due, all taxes and governmental claims in respect of the Servicer’s activities and assets and will take all actions necessary to insure that all taxes and governmental claims, if any, in respect of the Servicer’s activities and assets are promptly paid.

(n) Substantive Consolidation. The Servicer is operated such that none of ICF, ICI, the Lessors and the Trust would be substantively consolidated in the bankruptcy estate of the Servicer and their separate existence disregarded in the event of the Servicer’s bankruptcy and the Servicer acknowledges the opinion of counsel described in Section 6.10 and agrees that the assumptions set forth therein are accurate in all material respects.

(o) Executive Offices. The current location of the Servicer’s chief executive office, principal place of business and books and records is 211 College Road East, Princeton, New Jersey 08540 and has been the location of the Servicer’s chief executive office, principal place of business and books and records for the immediately preceding five (5) years.

(p) Perfection of Security Interests. The Servicer, at its expense, has taken and shall take all action necessary or desirable to establish and maintain (1) good and marketable title of the Trust to each item of Equipment and the Related Assets thereto, ICF’s ownership interest of the ICF Collateral, each Lessor’s ownership interest in the related Lessor Collateral and ICI’s ownership interest in the ICI Collateral (including, without limitation, all actions desirable under the laws of Canada to evidence the ownership of all Equipment located in Canada and compliance with all Applicable Laws regarding Certificates of Title) and (2) in favor of each Indenture Trustee, a valid and enforceable first priority perfected security interest in the ICI Collateral, the ICF Collateral and all Lessor Collateral, as applicable, free and clear of any Lien (except Permitted Liens), including, without limitation, filing UCC financing statements and taking such other action to perfect, protect or more fully evidence the lien of each Indenture, as requested from time to time by such Person or a beneficiary of such Person’s security interest. The Servicer shall not record any lien on any Certificate of Title for any item of ICF Collateral, Lessor Collateral or ICI Collateral or any other Serviced Assets related thereto, except the lien of the ICF Indenture, the related Lessor Indenture and the ICI Indenture (unless such item of collateral has been released from the lien of such Indenture in accordance with the terms and conditions of the ICI Relevant Documents).

(q) Portfolio Management Systems. The Servicer has in place (A) its computer software systems, internet sites and other electronic data retention and retrieval systems (collectively, the “Portfolio Management System”) which are used by the Servicer to maintain master records and related data with respect to the Equipment, the Contracts and other Serviced Assets (including without limitation location and maintenance records with respect to each piece of Equipment and collection information with respect to each Contract) and (B) adequate practices and procedures to protect data on such systems and maintain adequate back-up and ability to recreate such documentation in the event of destruction of such systems.

(r) PAMCO/BAMCO. There are no items of Equipment managed, administered or leased by either PAMCO or BAMCO that are not covered by the PAMCO Letter dated as of March 21, 2002 or the BAMCO Letter dated as of March 20, 2002 (copies of which are attached as Exhibit I to the Interpool Transfer Agreement).

(s) Nonconsolidation. The Servicer represents and warrants that (1) its consolidated financial statements reflect the separate corporate existence of ICF and the Trust (ii) except as permitted by the ICI Relevant Documents, none of the Servicer, its Affiliates or its subsidiaries pays any of ICF’s, ICI’s or the Trust’s expenses, guaranty any of ICF’s, ICI’s or the Trust’s obligations or advances funds to any such Person for payment of expenses and (iii) none of the Servicer, its Affiliates or its subsidiaries acts as an agent of ICF, ICI or the Trust, except Interpool in its capacity as Servicer and TLI as sub-servicer.

2.02 Representations and Warranties of Subservicer. Each Subservicer hereby makes the following representations and warranties to each of ICI, ICF, each Lessor, the Trust, the Administrative Agent, each Indenture Trustee, each ICI Noteholder, each Control Party, each Series Enhancer, each Lease Enhancer, each Lessor Note Enhancer, each owner participant under a Participation

Agreement, each Interest Rate Hedge Counterparty, each Currency Hedge Counterparty and each Registered Pledgee, and only for the benefit of the ICI Indenture Trustee as additional collateral, to each ICF Noteholder and holder of Lessor Notes, as of the Closing Date, each Transfer Date, each Advance Date and each Series Issuance Date. The Subservicer hereby acknowledges and agrees that each such person has relied on each such representation and warranty in entering into the transactions contemplated by the ICI Relevant Documents:

(a) Corporate Organization and Authority. The Subservicer:

(i) is a corporation duly organized, validly existing and in good standing under the laws of Delaware (which is, and at all times has been, its only state of incorporation);

(ii) (A) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted (except where the failure to have such licenses and permits could not individually or in the aggregate have a material adverse effect on the business or condition (financial or otherwise) of the Subservicer or its ability to enter into and conduct such business as currently conducted), (B) had at all relevant times, and now has, power, authority, and legal right to service the Serviced Assets and to perform its obligations under this Agreement and each other ICI Relevant Document to which it is a party and the transactions contemplated hereby, including performance of the duties and obligations of the Subservicer hereunder and thereunder, (C) has had the same legal name for the past six years and (D) does not do business under any other name;

(iii) has been duly qualified and is authorized to do business and is in good standing in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary (except where the failure to be so qualified or in good standing could not individually or in the aggregate have a Material Adverse Effect); and

(iv) has duly executed and delivered this Agreement and all other ICI Relevant Documents to which it is a party including, without limitation, any certificates, documents and instruments executed and delivered by it, and this Agreement and each other ICI Relevant Document to which it is a party is the legal, valid and binding obligation of the Subservicer enforceable against the Subservicer in accordance with the terms hereof or thereof, except as enforcement of such terms may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by equitable principles (regardless of whether such enforceability is in a proceeding in equity or at law).

(b) Investment Company. The Subservicer is not an investment company which is required to register under the Investment Company Act of 1940, as amended.

(c) No Violations: No Consents. The entering into of this Agreement and each other ICI Relevant Document to which it is a party, and the performance by the Subservicer of its obligations under this Agreement and each of the other ICI Relevant Documents to which it is a party, and the consummation of the transactions herein and therein contemplated will not conflict with, or result in any breach of any of the terms or any provisions of, or constitute a default (with or without notice or lapse of time or both) under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Subservicer pursuant to the terms of any indenture, the articles of incorporation or bylaws of the Subservicer, or any material term of any indenture, agreement, mortgage, deed of trust, or other agreement or instrument to which the Subservicer is a party or by which it is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its organizational documents, or any statute or any order, rule or regulation of any court or any regulatory authority or other governmental agency or body, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, or other instrument, other than this Agreement, or violate any law or any order, rule, or regulation applicable to the Subservicer of any court or of any federal or state regulatory body, administrative agency, or other Governmental Authority having jurisdiction over the Subservicer or any of its properties, a conflict with which, a violation or breach of which or default under which could have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any court, or any such regulatory authority or other governmental agency, or body is required for the Subservicer to enter into this Agreement and each of the other ICI Relevant Documents to which it is a party, or for the consummation of the transactions contemplated by this Agreement and the other ICI Relevant Documents.

(d) No Litigation. There are no judgments, actions, suits, decrees, stipulations, consents, proceedings, investigations, injunctions or orders pending, or to the Subservicer’s knowledge threatened, against or affecting the Subservicer or any of its direct or indirect subsidiaries in or before any court, Governmental Authority or agency or arbitration board or tribunal, (i) asserting the invalidity of this Agreement or any other ICI Relevant Document or (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other ICI Relevant Document, (iii) seeking any determination or ruling which, individually or in the aggregate, could have a Material Adverse Effect or (iv) seeking to adversely affect the federal, state or local tax attributes of the ICI Notes, the ICF Notes or any Lessor Notes. The Subservicer is not in default with respect to any order of any court, Governmental Authority or agency or arbitration board or tribunal. There are no injunctions, writs, restraining orders or other orders in effect against the Subservicer that would adversely affect its ability to perform under this Agreement or any other ICI Relevant Document to which it is a party.

(e) No Subservicer Default. No default or event that with the passage of time or notice would become a default by the Subservicer under the related Subservicing Agreement or a Servicer Default has occurred or is continuing on the date hereof.

(f) Insolvency. The Subservicer is paying its debts as they become due and, after giving effect to the transactions contemplated hereby, will have adequate capital to conduct its business.

(g) Approvals. All approvals, authorizations, consents, orders or other actions of any Person required to be obtained by the Subservicer or, to the knowledge of the Subservicer, by any other party in connection with the execution and delivery of this Agreement or any other Relevant Document to which it is a party have been or will be taken or obtained on or prior to the date such ICI Relevant Document is executed and delivered.

(h) Continuing Obligation. The Subservicer represents and warrants on the Restatement Date, each Transfer Date, each Advance Date and each Series Issuance Date that it is performing all of its agreements and obligations hereunder and under the other ICI Relevant Documents.

(i) Customary Practices. The Subservicer has maintained its customary practices regarding internal credit grading and underwriting standards with respect to the Contracts and each Contract is representative of customary practices in the Subservicer’s industry.

(j) Full Disclosure. No written materials delivered to ICF, any Lessor, ICI, any Indenture Trustee, the Administrative Agent, any Registered Pledgee, any Control Party, any Series Enhancer, any Lessor Note Enhancer, any Lease Enhancer, any ICI Noteholder, any holder of Lessor Notes, any Interest Rate Hedge Counterparty, any Currency Hedge Counterparty or any third party beneficiary named in Section 9.06 hereto, by or on behalf of the Subservicer in connection with the structuring of the transactions contemplated by the ICI Relevant Documents contains any untrue statement of a material fact or (with respect to any offering document for any of the ICI Notes) omits a material fact necessary to make the statements contained therein or herein not misleading in light of the circumstances under which they were made. There is no fact peculiar to the Subservicer or, to the knowledge of the Subservicer, peculiar to any Contract, User or item of Equipment which the Servicer has not disclosed to the Administrative Agent, ICF, ICI, the ICF Noteholders, the holders of the affected Lessor Notes, each affected Series Enhancer, each affected Lessor Note Enhancer, each affected Lease Enhancer, each affected Indenture Trustee, each affected Control Party, each affected Lessor, each Interest Rate Hedge Counterparty, each Currency Hedge Counterparty and each affected Registered Pledgee in writing which materially adversely affect either individually or in the aggregate or, so far as the Subservicer can now reasonably foresee, could materially adversely affect individually or in the aggregate the first priority security interest of an Indenture Trustee in the related collateral or the ICI Collateral, the Trust’s ownership of the Transferred Assets or the ability of the Subservicer to perform the duties contemplated by this Agreement and the other ICI Relevant Documents to which it is a party.

(k) ERISA Compliance. The Subservicer has fully funded any required contribution to any “employee pension benefit plans,” as such term is defined in Section 3(2) of ERISA.

(l) Payment of Taxes. The Subservicer has promptly paid, when due, all taxes and governmental claims in respect of the Servicer’s activities and assets and will take all actions necessary to insure that all taxes and governmental claims, if any, in respect of the Subservicer’s activities and assets are promptly paid.

(m) Substantive Consolidation. The Subservicer is operated such that none of ICF, ICI, the Lessors and the Trust would be substantively consolidated in the bankruptcy estate of the Subservicer and their separate existence disregarded in the event of the Subservicer’s bankruptcy and the Subservicer acknowledges the opinion of counsel described in Section 6.10 and agrees that the assumptions set forth therein are accurate in all material respects.

(n) Executive Offices. The current location of the Subservicer’s chief executive office, principal place of business and books and records is 633 Third Avenue, New York, New York and has been the location of the Subservicer’s chief executive office, principal place of business and books and records for the immediately preceding five (5) years.

(o) Perfection of Security Interests. To the extent not already done by the Servicer, the Subservicer, at its expense, has taken and shall take all action necessary or desirable to establish and maintain (1) good and marketable title of the Trust to each item of Equipment and the Related Assets thereto, ICF’s ownership interest of the ICF Collateral, each Lessor’s ownership interest in the related Lessor Collateral and ICI’s ownership interest in the ICI Collateral (including, without limitation, all actions desirable under the laws of Canada to evidence the ownership of all Equipment located in Canada and compliance with all Applicable Laws regarding Certificates of Title) and (2) in favor of the ICI, ICF and each Lessor and each Indenture Trustee, a valid and enforceable first priority perfected security interest in the ICF Collateral, all Lessor Collateral and ICI Collateral, as applicable, free and clear of any Lien (except Permitted Liens), including, without limitation, filing UCC financing statements and taking such other action to perfect, protect or more fully evidence the lien of each Indenture, as requested from time to time by such Person or a beneficiary of such Person’s security interest. The Subservicer shall not record any lien on any Certificate of Title for any item of ICF Collateral, Lessor Collateral or ICI Collateral or any other Serviced Assets related thereto, except the lien of the ICF Indenture, the related Lessor Indenture and the ICI Indenture (unless such item of collateral has been released from the lien of such Indenture in accordance with the terms and conditions of the ICI Relevant Documents).

(p) Portfolio Management Systems. The Subservicer has in place (A) its Portfolio Management System which is used by the Subservicer to maintain master records and related data with respect to the Equipment, the Contracts and other Serviced Assets (including without limitation location and maintenance records with respect to each piece of Equipment and collection information with respect to each Contract) and (B) adequate practices and procedures to protect data on such systems and maintain adequate back-up and ability to recreate such documentation in the event of destruction of such systems.

SECTION 3. ADMINISTRATION OF SERVICED ASSETS

3.01 Servicer to Act. (a) ICF and each Lessor which becomes a party hereto, as owner or lessee, and on behalf of the Trust of which it is a beneficiary, and ICI, each hereby appoint Interpool, Inc. as the initial Servicer of the Serviced Assets, and Interpool, Inc., in executing this Agreement hereby accepts such appointment on the terms and conditions set forth in this Agreement. Accordingly, Interpool, Inc. will, as an independent contractor on behalf of ICF, ICI, each Lessor which becomes a party hereto and the Trust and for the benefit of the ICF Indenture Trustee, the ICI Indenture Trustee, each Lessor Indenture Trustee (for which the related Lessor shall have become a party hereto), the Administrative Agent and (with respect to each) their respective beneficiaries, successors and assigns, (i) manage, service, lease and administer the Serviced Assets in accordance with the terms of the related Contract and of this Agreement and (ii) be responsible for enforcing the Trust’s rights in the Serviced Assets. Notwithstanding anything to the contrary herein, the Servicer will not act as an independent contractor on behalf of, nor otherwise act as an agent of, any lessor of Equipment which leases such Equipment to ICF but does not become a party hereto as a Lessor, nor on behalf of or as agent for any person claiming by or through such lessor, and, with respect to any such lessor not a party hereto, the Servicer shall act on behalf of the Lessee without altering the obligations of ICF under any Lease.

(b) In performing its obligations hereunder, the Servicer shall exercise the same degree of diligence, prudence, skill and care with which it services contracts and equipment held for its own account and, in any event, in a manner consistent with the customary and usual practices of other servicers of comparable contracts and equipment (the foregoing, the “Servicing Standard”). Subject only to the specific requirements and prohibitions of this Agreement and the other ICI Relevant Documents and compliance with the Servicing Standard, the Servicer shall do, and shall have full power and authority to do, any and all things in connection with the servicing and administration of the Serviced Assets. In performing its duties hereunder, the Servicer will act on behalf of and for the benefit of the ICI, ICF, each Lessor which becomes a party hereto, the Trust, the Administrative Agent, the ICF Indenture Trustee, the ICI Indenture Trustee, each Lessor Indenture Trustee (for which the related Lessor shall have become a party hereto), the Administrative Agent and (with respect to each) their respective beneficiaries, successors and assigns, without regard to any relationship which the Servicer or any Affiliate of the Servicer may otherwise have with a User. In performing its obligations hereunder, the Servicer shall at all times act in accordance with the provisions of each Contract, the other related documents constituting Serviced Assets and the ICI Relevant Documents, and shall observe and comply with all requirements of law applicable to such Contract, such other related documents constituting Serviced Assets and such ICI Relevant Documents. Except as permitted by the terms of the related Contract following a default thereunder, the Servicer shall not take any action which would result in the interference with the User’s right to quiet enjoyment of the Equipment subject to the Contract during the term thereof.

(c) Without limiting the generality of the foregoing, the Servicer will be responsible, among other duties, to (i) invoice and collect from each User for all Contract Payments required to be paid by such User in such manner and to the same extent as the Servicer does with respect to similar contracts held for its own account, (ii) fulfill all of the obligations of the Trust and any of the ongoing responsibilities (if any) of the lessor under a Contract and exercise all rights of the Trust with respect to the Contracts and the Equipment, (iii) maintain with respect to each Contract and each item of Equipment, and with respect to each payment by each User and compliance by each User with the provisions of each Contract, complete and accurate records in such manner and to the same extent as the Servicer does with respect to similar contracts and equipment held for its own account, (iv) execute, deliver, report and file (or cause the same to be done), and the Servicer is hereby authorized and empowered to execute, deliver, report and file on behalf of ICF, each Lessor, the Trust and ICI, any and all tax returns with respect to sales, use, personal property and other taxes (other than corporate income tax returns) and any and all notices, reports, licensing applications or other required filings required to be filed in any jurisdiction with respect to any Serviced Assets and any and all filings required by Section 3.01 (d) below, (v) apply for and maintain (or cause to be applied for and maintained) all licenses, permits, registrations, authorizations and other governmental items necessary for ICI, ICF, any Lessor and/or the Trust to acquire, hold and manage the Serviced Assets in each jurisdiction where the ownership of its assets or the nature of its operations would require ICI, ICF, any Lessor and/or the Trust to maintain such licenses, permits, registrations, authorizations or governmental items, (vi) pay or cause to be paid all applicable taxes properly due and owing in connection with ICI’s, ICF’s, any Lessor’s and/or the Trust’s activities, (vii) lease, enforce and negotiate the terms of any Contract in accordance with the terms of this Agreement, (viii) repossess and remarket any item of Equipment in accordance with the terms of this Agreement, (ix) negotiate and maintain the insurances required by this Agreement, (x) investigate (at its own expense) the facts and circumstances surrounding each casualty or event of loss with respect to the Equipment, collect or arrange for payment from the appropriate lessee or third party and process all payment requests under the insurance policies with respect to such Equipment, (xi) institute and prosecute claims against the manufacturers of the Equipment as the Servicer may consider advisable for breach of warranty, any defect in condition, design, operation or fitness or other non-conformity with the terms of manufacture, (xii) in connection with its performance of the responsibilities and obligations, and exercise of rights, under a Contract as “lessor,” minimize any abatement, reduction, recoupment, setoff, defense or counterclaim by the related User and (xiii) fully perform all obligations under the Contracts for which the nonperformance of such obligations would create a setoff or counterclaim right by the applicable user.

In the event the United States Department of Transportation, the Environmental Protection Agency or any other Governmental Authority or any other Applicable Law requires as a condition of continued use or operation of any Equipment that such Equipment be altered or modified (a “Required Modification”), the Servicer agrees, at its own expense, to make or have made such Required Modification in a timely manner after the expiration or exhaustion of any good faith contest proceedings undertaken by the Servicer. The Servicer shall be responsible for and shall pay all costs and expenses (including, without limitation, any such costs and expenses incurred by the Administrative Agent, each Indenture Trustee, each Lessor, ICF, ICI, each ICF Noteholder, each holder of Lessor Notes, each Lease Enhancer, each Lessor Note Enhancer, each Series Enhancer, each ICI Noteholder each Interest Rate Hedge Counterparty, each Currency Hedge Counterparty, each Registered Pledgee and each Control Party in the exercise of their respective rights and remedies or otherwise) which may be incurred with respect to any such Required Modification (subject to Servicer’s right to such reimbursement as set forth in Section 302 of the related Indenture). Promptly (but in any event within three (3) Business Days) after the Servicer becomes aware of the need for such Required Modification, the Servicer shall notify each of the Administrative Agent, each Indenture Trustee, each ICI Noteholder, each Interest Rate Hedge Counterparty, each Currency Hedge Counterparty, each ICF Noteholder, each holder of Lessor Notes, each Lease Enhancer, each Lessor Note Enhancer, each Series Enhancer, each Registered Pledgee and each Control Party which notice shall set forth the time period and estimated costs for the same.

(d) On or prior to the Closing Date, the Servicer will deliver for filing the Financing Statements required by Section 2.03(a) of the Transfer Agreement(s). Thereafter, the Servicer will, at its own expense, file such additional Financing Statements and continuation statements and assignments as may be necessary to (i) perfect the ownership and other rights of the Trust in all Serviced Assets owned by the Trust from time to time, (ii) perfect the security interest in the collateral granted under each related

Indenture in favor of each related Indenture Trustee and (iii) continue the effectiveness of any other security interest contemplated by the terms of this Agreement. Each Lessor, ICI and ICF, on behalf of itself and as the Initial Beneficiary of the Trust, agrees to execute such Financing Statements and continuation statements as shall be necessary or appropriate and to deliver copies thereof to the related Indenture Trustee within a reasonable period of time. Each Lessor, ICI and ICF, on behalf of itself and as Initial Beneficiary of the Trust, shall furnish the Servicer with any powers of attorney or other documents necessary and appropriate to carry out its servicing and administration duties hereunder.

(e) In performing its duties hereunder, the Servicer may enter into subservicing agreements with one or more of its Affiliates for the servicing and administration of all or part of the Serviced Assets if the Servicer delivers to ICI, each Lessor, ICF, the Trust, the Administrative Agent, each Control Party, each Registered Pledgee and holder of Lessor Notes, each ICF Noteholder, each ICI Noteholder, each Lease Enhancer, each Lessor Note Enhancer, each Series Enhancer, each Interest Rate Hedge Counterparty, each Currency Hedge Counterparty, and each Indenture Trustee a certificate of a Servicing Officer consenting to the appointment of the subservicer and a copy of the subservicing agreement; provided, however, that no subservicing agreement shall become effective without the prior written consent of the ICF Global Requisite Majority, which consent shall not be unreasonably withheld. Notwithstanding any subservicing agreement, the Servicer shall remain obligated and liable for the servicing and the administration of the Serviced Assets in accordance with the provisions of this Agreement, without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the subservicer, to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Serviced Assets. The Servicer appoints Trac Lease, Inc., a Delaware corporation, as a subservicer with respect to the Servicer’s duties relating to all Equipment (and related Contracts and other Serviced Assets) transferred pursuant to either a Transfer Agreement or the Termination and Transfer Agreement, and each of ICI, each Lessor and ICF hereby consents (and each Noteholder by purchasing its Note, each Control Party and the ICF Global Requisite Majority, are deemed to have consented), to such appointment. Trac Lease, Inc. hereby accepts such appointment as subservicer, agrees to perform all duties and obligations of the Servicer in connection with such assets, and agrees not to resign as subservicer without the prior written consent of the ICF Global Requisite Majority. The Servicer, at any time, and in its sole discretion, shall have the right to remove Trac Lease, Inc. as subservicer by delivery of written notice to such effect, with copies of such notice to be delivered concurrently to each Indenture Trustee for delivery to each beneficiary of such Indenture Trustee’s security interest.

(f) In performing its servicing duties hereunder, the Servicer shall engage in reasonable efforts, consistent with the Servicing Standard, to collect all payments required to be made by the Users under the Contracts, enforce all material rights of the Trust in and to the Equipment, the Contracts and the other Serviced Assets and defend the Equipment against all Persons, claims and demands whatsoever for which the User is not obligated to defend or for which such User has not promptly commenced such proceedings as are necessary or advisable to defend against any such Person, claim or demand. The Servicer shall notify ICF, each Lessor, ICI, the Trust, the Administrative Agent, each Control Party, each Series Enhancer, each Lessor Note Enhancer, each Lease Enhancer, each Registered Pledgee, each Interest Rate Hedge Counterparty, each Currency Hedge Counterparty and each Indenture Trustee of any claim by a third party as to the Serviced Assets that would have a material adverse effect on any noteholder under any Indenture, any ICF Notes, any Lessor Notes, any Series of ICI Notes, any Indenture Trustee, the Administrative Agent, any Series Enhancer, any Lessor Note Enhancer, any Lease Enhancer, any Control Party, any Registered Pledgee, any Interest Rate Hedge Agreement, any Currency Hedge Counterparty or the Serviced Assets. The Servicer shall not assign, sell, pledge or exchange or in any way encumber or otherwise dispose of the Equipment or other Serviced Assets, except as permitted hereunder or in any other ICI Relevant Documents.

(g) The Servicer shall maintain insurance (and shall provide evidence of such to each Indenture Trustee, ICF and each Lessor no less frequently than annually, commencing with the March 2003 Payment Date) with respect to its operations and property which is adequate and customary in light of the Servicer’s operations and consistent with the Servicing Standard. The Servicer has obtained, and shall continue to maintain in full force and effect, employee theft insurance of a type and in such amount as is customary for servicers engaged in the business of servicing the contracts, the equipment and related property similar to the Contracts, the Equipment and the other Serviced Assets.

(h) To the extent that an equivalent payment has been received from a User under a Contract, the Servicer shall pay or cause to be paid all personal property, sales and use taxes on or with respect to the Equipment, or the acquisition or leasing thereof, as and when such taxes become due. The Servicer shall also cause to be filed in a timely manner any and all returns and reports required in connection with the payment of such taxes.

(i) All payments made by a User under a Contract and all payments made by the Servicer or a permitted subservicer under this Agreement will be made free and clear of and without deduction or withholding for or on account of any Taxes.

(j) The Servicer, as agent for ICF, each Lessor, ICI, each Indenture Trustee, the Trustee, each Person that is a beneficiary of each Indenture Trustee’s security interest and the Registered Pledgees, shall use reasonable efforts to sell or re-lease any item of Equipment upon the expiration or early termination of a Contract relating to an item of Equipment on the best terms then available. Any such sale or re-lease of an item of Equipment shall be conducted in accordance with the standards set forth in Section 3.02. In the event that the Servicer receives more than one offer for the sale or re-lease of an item of Equipment, the Servicer will in its ordinary course of business be required to select the sale or re-lease proposal which, in its reasonable judgment taking into account all relevant facts (including, but not limited to, ICI’s, the Trust’s, ICF’s and the related Lessor’s (as the case may be) business strategy and the risks inherent in each such sale or re-lease), is most likely to maximize the net present value of the total future proceeds. Any re-lease of an item of Equipment shall be designated as such. Upon such designation, the Servicer shall amend the Master List and, if necessary, all applicable financing statements and other filings as appropriate. The Servicer shall have 180 days from the date of any re-lease to cause the User thereunder to execute its related Contract.

(k) The Servicer shall (i) subject to Section 3.03(a), promptly demand return of the Equipment under any Defaulted Contract, and (ii) if the Equipment is not returned by the User, thereafter promptly notify the underwriters of any claim under the Physical Damage Equipment Insurance Policy and/or Commercial General Liability Insurance Policy with respect to such Equipment to which it would be entitled.

(l) Subject to the terms of the Trust Agreement, the Servicer shall take all action necessary or desirable for each Certificate of Title to show the owner of the related item of Equipment as “Interpool Titling Trust”, any trustee of the Trust or such other similar designation as may be acceptable to any applicable department, agency or official in each state responsible for accepting applications for, and maintaining records regarding, Certificates of Title and liens thereon. The obligations of the Servicer under this Section 3.01(1) shall survive any partial or complete termination of the Servicer.

(m) The Servicer shall identify from time to time all (i) periodic sales and use tax or property (real or personal) tax reports, (ii) licenses, permits, registrations and other governmental items, and periodic renewals thereof and (iii) other governmental filings, registrations or approvals arising with respect to or required of the Trust and/or ICF, including such licenses, permits and other filings as are required for the Trust to originate and accept assignments of Serviced Assets and to be identified as the owner of the Equipment. The Servicer shall also identify any ancillary undertakings required of the Trust, any Lessor and/or ICF in respect of any of the foregoing. The Servicer shall timely prepare and file, or cause to be filed, with the cooperation of the Trust, any Lessor and/or ICF, as the case may be, with the appropriate Person any of the foregoing, including any ancillary undertaking, with a copy to each Indenture Trustee, and shall pay any fees in connection therewith. Should the Servicer at any time receive notice, or have actual knowledge, of any non-compliance with the foregoing, it shall promptly so notify each Indenture Trustee, the Administrative Agent, each Registered Pledgee, ICF, each affected Lessor, ICI, each affected Lease Enhancer, each affected Lessor Note Enhancer, each affected Series Enhancer, each Interest Rate Hedge Counterparty, each Currency Hedge Counterparty and each Control Party, and shall promptly take all action required to rectify such noncompliance.

(n) The Servicer shall perform all of its obligations under the ICI Relevant Documents (as amended, supplemented and otherwise modified from time to time); provided that upon the occurrence and continuance of a Servicer Default, an Amortization Event, an ICF Event of Default, a Lessor Event of Default or an ICI Event of Default, the Servicer shall perform all obligations thereunder at the direction of the ICF Global Requisite Majority.

(o) With respect to each Contract for an item of Equipment transferred by a Seller to the Trust, the Servicer shall state on each invoice to the User under such Contract that the Trust is the lessor under such Contract and the owner of the Equipment subject thereto. With respect to each re-lease of an item of Equipment transferred by a Seller to the Trust, the Servicer shall name the Trust as the lessor and the User as the lessee under such Contract.

(p) On or before the related Transfer Date and with respect to any re-lease, on or before the re-lease date, the Servicer shall deliver the original counterpart of the Contract that constitutes “chattel paper” for purposes of the UCC (with respect to Contracts evidenced by a master lease agreement and related schedules, the original of such Contract shall consist of the original manually executed schedule and a certified copy of the master lease agreement) or, if not available, a true and complete photocopy (each such photocopy to be certified as a true and complete copy of the originally executed counterpart of such Contract) to the related Registered Pledgee or the Custodian as its bailee. Immediately upon delivering possession of the original counterpart of the Contracts to the related Registered Pledgee or the Custodian as its bailee, (x) the related Registered Pledgee or the Custodian as its bailee (at the instruction of such Registered Pledgee) (i) to the extent not already done, shall stamp on the front cover or other conspicuous space in each Contract the language set forth in Exhibit E and furnish a certificate in the form of Exhibit E of an officer of such Registered Pledgee (or the Custodian as its bailee) to each Control Party, the ICI Indenture Trustee, the Trust, the Administrative Agent, ICF, the related Lessor and the Servicer that such stamping has been effected, and (ii) shall furnish to the Servicer its agreement substantially in the form of Exhibit E that it is receiving possession of and holding possession of such Contracts both for its own benefit and as agent and (y) such Contracts and related Equipment shall have been released from the Lien of any security agreement in favor of any collateral agent or secured party other than as expressly contemplated by the ICI Relevant Documents. At the request of such Registered Pledgee (acting at the written direction of the ICI Global Requisite Majority), the Custodian as bailee of such Registered Pledgee shall immediately deliver possession of each requested Contract to such Registered Pledgee. In accordance with this Section 3.01(p), either such Registered Pledgee or the Custodian as its bailee shall at all times hold and maintain possession of the Contract that constitutes “chattel paper” for purposes of the UCC.

(q) Neither Seller nor Servicer will permit any items of Equipment to be managed, administered or leased to either PAMCO or BAMCO that are not covered by, as applicable, either the PAMCO Letter dated as of March 21, 2002 or the BAMCO Letter dated as of March 20, 2002 (copies of which are attached as Exhibit I to the Interpool Transfer Agreement).

3.02 Contract Amendments and Modifications. In performing its obligations hereunder, the Servicer may, acting in the name of ICF, the related Lessor and the Trust and without the necessity of obtaining the prior consent of any of ICF, the related Lessor, any Indenture Trustee, the Trustee, any ICF Noteholder, holder of the related Lessor Notes, any Registered Pledgee, any Interest Rate Hedge Agreement, any Currency Hedge Counterparty, any Series Enhancer, any Lessor Note Enhancer or any Lease Enhancer, enter into and grant modifications, waivers and amendments to the terms of any Contract except for modifications, waivers or amendments that (i) are inconsistent with the Servicing Standard set forth in Section 3.01 above, (ii) would reduce the amount or extend the time for payment of any Contract Payment, Casualty Payment, Prepayment Amount, or other amount required to be paid by a User under a Contract or the User’s absolute and unconditional obligation to make payment of the same, (iii) would reduce or adversely affect, individually or in the aggregate, the Prepayment Amount or the Adjusted Equipment Value, as the case may be, of any item of Equipment or the User’s obligation to maintain, service, insure and care for the Equipment, or would permit the alteration of any item of Equipment in any way which could adversely affect its Contract Payment, Casualty Payment, Prepayment Amount, or the Adjusted Equipment Value, as the case may be, or (iv) otherwise could materially adversely affect, individually or in the aggregate, the interests of any of ICF, a Lessor, ICI, any Indenture Trustee, the Administrative Agent, any Series Enhancer, any Lessor Note Enhancer, any Lease Enhancer, any Control Party, any Registered Pledgee, any Interest Rate Hedge Counterparty, any Currency Hedge Counterparty or the ICF Noteholders, holders of Lessor Notes or ICI Noteholders in the Serviced Assets without the consent of each such affected party.

Notwithstanding the foregoing provisions of clause (ii) above, the Servicer may:

(1) permit the extension of the time for payment of any Contract Payment under any Contract, which in the Servicer’s sole discretion, in accordance with the same manner in which it services leases and equipment held for its own account, would maximize recoveries on any Contract and the related Equipment; provided that the Servicer shall make a Servicer Advance with respect to such extended Contract Payment(s) prior to the Determination Date related to the Collection Period during which the Servicer grants such permission to extend, provided, further, that no such extension may (i) decrease the lease rate or rental per item of Equipment payable thereunder, (ii) decrease the frequency of Contract Payments to less than once per calendar quarter, (iii) waive in total any Contract Payment due thereunder, or (iv) otherwise materially adversely affect the rights of the Trust, the Administrative Agent, any Indenture Trustee, any Control Party, any Registered Pledgee, any Lessor, ICI, ICF, any ICF Noteholder, any holder of Lessor Notes, any ICI Noteholder, any Lease Enhancer, any Lessor Note Enhancer, any Interest Rate Hedge Counterparty, any Currency Hedge Counterparty or any Series Enhancer without the consent of each such affected party; and

(2) permit termination of a Contract which does not otherwise provide for termination by requiring that the User pay to ICF or the related Lessor, or that the Servicer pay to ICF or the related Lessor on behalf of the User, an amount not less than the Prepayment Amount.

In the event of any modification, waiver or amendment of any Contract in accordance with this Section 3.02, the Servicer, on a monthly basis, in conjunction with the delivery of the Servicer Report, will furnish to the related Lessor or ICF (as the case may be), the Trust, each Indenture Trustee, the Custodian, the Administrative Agent, each Registered Pledgee, each Series Enhancer, each Lessor Note Enhancer, each Lease Enhancer and each Control Party with a copy of such modification, waiver or amendment, together with a certificate of a Servicing Officer stating that such modification, waiver or amendment is permitted by the provisions of this Section 3.02.

3.03 Contract Defaults; Remarketing; Residual Proceeds. (a) Upon receipt of notice from the Trust, the Administrative Agent, any Control Party, any Lessor, ICI, ICF, any Registered Pledgee, any Indenture Trustee, any Lease Enhancer, any Lessor Note Enhancer, any Series Enhancer or any other Person, or if the Servicer otherwise learns, that the User under any Contract is in default thereunder, the Servicer will take such action as is appropriate and consistent with the Servicing Standard, including such action as may be necessary to cause, or attempt to cause, the User thereunder to cure such default (if the same may be cured) or to terminate or attempt to terminate such Contract and to recover, or attempt to recover, all damages resulting from such default to the extent permitted under such Contract and under applicable law. The Servicer is hereby authorized to commence in its own name, or in the name of the Trust, ICF, the related Lessor, ICI, or prior to the occurrence of an event of default under the related Indenture or a Servicer Default, the related Indenture Trustee (as the case may be), a legal proceeding to enforce a Contract or to participate in any other legal proceeding (including a bankruptcy proceeding) relating to or involving a Contract, a User or an item of Equipment.

(b) The Servicer shall promptly submit a claim under the Physical Damage Equipment Insurance Policy and/or Commercial General Liability Insurance Policy, as the case may be, in accordance with the guidelines set forth in Section 3.01(k) hereof.

(c) The Servicer will use efforts consistent with the Servicing Standard to re-lease or remarket (or, if applicable, sell) any Equipment and any related Contract, for which the term of the existing lease has terminated (whether by expiration, default or otherwise) in a timely manner, consistent with the Servicer’s administration of similar leased equipment held for its own account, consistent with the customary practices of servicers in the industry and, in any event, exercising its reasonable judgment, in the best interests of the ICF Noteholders, the holders of Lessor Notes, the ICI Noteholders, the Interest Rate Hedge Counterparty, the Currency Hedge Counterparty and each owner participant under a Participation Agreement and upon reasonable terms and conditions, so as to maximize the net present value of the total future proceeds of such Equipment.

(d) In the event that the Servicer is required to remarket any item of Equipment pursuant to the provisions of this Section 3.03 at a time when the Servicer is trying to lease or sell other similar items of equipment, the Servicer will not disfavor such Equipment or any such other similar item of equipment in its remarketing efforts.

(e) If the Servicer enters into a lease agreement as the result of the remarketing activities conducted pursuant to this Section 3.03, then the Servicer shall promptly thereafter, and in any event within five Business Days after entering into such Lease Agreement, deliver to the Registered Pledgee or the Custodian as bailee, the original counterpart of such lease agreement that constitutes “chattel paper” as defined in the Uniform Commercial Code and a true copy thereof and stamp such lease agreement in accordance with the terms hereof. Any originally executed Contract that constitutes “chattel paper” as defined in the Uniform Commercial Code and is in the possession of the Servicer shall be promptly, and in any event within five (5) Business Days, delivered to each such Indenture Trustee or the Custodian as designated bailee.

3.04 Costs of Servicing: Servicing Fee. (a) All costs of servicing the Serviced Assets in the manner required by this Agreement shall be borne by the Servicer, but the Servicer shall be entitled to retain, out of any amounts actually recovered by the Servicer in the performance of its obligations under Section 3.03 hereof with respect to any Serviced Asset, the Servicer’s actual out-of-pocket Operating Expenses reasonably incurred in the course of such performance with respect to such Serviced Asset. For purposes of this Section 3.04, the Servicer’s “out-of-pocket Operating Expenses” means only those expenses incurred to non-Affiliated third parties (e.g., outside counsel in a collection suit) and shall not include salaries, operating costs, overtime wages and other such “overhead” costs or expenses of the

Servicer or its Affiliates, and shall not include expenses of, or payments to, any subservicer. The fees and expenses paid to a third party agent that is not an Affiliate of the Servicer used to remarket Equipment shall be included as an “out-of-pocket” expense.

(b) As compensation to the Servicer for its servicing of the Serviced Assets, ICF will pay to the Servicer on each Payment Date an amount equal to the product of (i) the number of days elapsed during the immediately preceding Collection Period, (ii) eleven cents ($0.11) and (iii) the average number of items of Equipment during the immediately preceding Collection Period (such product, the “Servicing Fee”); provided that the Servicing Fee for the initial Payment Date shall be equal to the product of (i) the number of days elapsed from the Closing Date until the end of the Collection Period immediately preceding the initial Payment Date, (ii) eleven cents ($.11) and (iii) the average number of items of Equipment during the period from the Closing Date until the end of the Collection Period immediately preceding the initial Payment Date; provided further that upon the appointment of a successor Servicer, the Servicing Fee will be an amount agreed to by the ICF Global Requisite Majority. The Servicing Fee shall be payable from funds on deposit in the Collection Account in accordance with the terms of, and subject to the priorities set forth in, Section 302 of the ICF Indenture.

3.05 Other Transactions. Nothing in this Agreement shall preclude the Servicer from entering into other leases or other financial transactions, which are not part of the Serviced Assets, with any User or any other Person, or selling or discounting any such other lease with any Person, or engaging in any other activities not specifically in the name of the trustee prohibited hereunder or under applicable law; provided, however, that as provided in Section 3.03(d) hereof, the Servicer shall not favor any chassis owned by it, as against the Equipment, in any such transactions.

3.06 Collection of Moneys; No Set-Off.

(a) The Servicer shall direct all Users on or before the Series Issuance Date specified in the related Supplement to the ICI Indenture or the related Transfer Date (as the case may be) to send all amounts due with respect to the Serviced Assets, to the Master Lockbox Account. The Servicer shall identify all amounts relating to an item of Equipment, the related Contract or other Serviced Assets. Prior to the occurrence of an Amortization Event, an ICF Event of Default, an ICI Event of Default, a Lessor Event of Default, a Servicer Default, an incipient Amortization Event, an incipient ICF Event of Default, an incipient ICI Event of Default, an incipient Lessor Event of Default, or an incipient Servicer Default, and as long as no shortfall in ICF Available Funds or ICI Available Funds (for application pursuant to the related Indenture) would exist as of the immediately following Determination Date the Servicer, subject to Section 301 of the related Indenture, may withhold (and remit to itself) all amounts then payable to it. The Servicer shall, subject to its rights under the immediately preceding sentence, direct the deposit of all amounts received, or any amount equal to all amounts received, with respect to the Serviced Assets, into the ICF Holding Account no later than the third (3rd) Business Day succeeding deposit into the Master Lockbox Account. The Servicer shall further direct, by the fifth (5th) Business Day following the last day of the related Collection Period, to the ICF Collection Account all amounts to be deposited thereto pursuant to the ICF Indenture; provided that upon the occurrence of any of an Amortization Event, an ICF Event of Default, an ICI Event of Default, a Lessor Event of Default, a Servicer Default, an incipient Amortization Event, an incipient ICF Event of Default, an incipient ICI Event of Default, an incipient Lessor Event of Default, or an incipient Servicer Default, unless waived by the ICF Global Requisite Majority and the Rating Agency Condition is satisfied, the Servicer shall not have the right to withhold (and remit to itself) any such amounts then payable to it or to withdraw any amounts on deposit in any Securities Account and all funds on deposit in the ICF Holding Account shall be swept into the ICF Collection Account and all future funds received with respect to the Serviced Assets shall be automatically swept to the ICF Collection Account instead of the ICF Holding Account within three (3) Business Days after the receipt thereof, then, on each Payment Date, from the ICF Collection Account to the related Lessor Collection Account, then on such Payment Date, from the ICF Collection Account and the related Lessor Collection Account into the ICI Collection Account in each case for distribution in accordance with the related Servicer Report. Pending deposit of such funds into the ICF Collection Account, such funds will, upon identification thereof, be segregated from the general funds of the Servicer and will be deemed to be held in trust by the Servicer for the benefit of the ICF Indenture Trustee. Prior to the occurrence of an Amortization Event, an ICF Event of Default, an ICI Event of Default, a Lessor Event of Default, a Servicer Default, an incipient Amortization Event, an incipient ICF Event of Default, an incipient ICI Event of Default, an incipient Lessor Event of Default, or an incipient Servicer Default, the Servicer shall have full use and enjoyment of amounts deposited into the ICF Holding Account prior to being deposited into the ICF Collection Account in accordance with this Section 3.06(a).

(b) The Servicer’s obligations hereunder to deposit, or cause to be deposited, any amount into the Master Lockbox Account, each ICF Collection Account, each Lessor Collection Account and/or ICI Collection Account or any Securities Account shall be absolute and unconditional and, except for the Servicer’s right pursuant to Section 3.06(a) to withhold amounts payable to it, all payments thereof shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim or any circumstance, recoupment, defense or any other right which the Servicer may have against ICI, ICF, any Lessor, the Trust, or any other Person for any reason whatsoever (whether in connection with the transaction contemplated hereby, any other transactions or for any other reason whatsoever), including, without limitation, (i) any defect in title, condition, design or fitness for use of, or any Equipment or loss or destruction of any Equipment, (ii) any insolvency, bankruptcy, dissolution, reorganization or similar proceeding by or against the Servicer, ICI, ICF, any Lessor, the Trust or any other Person, or (iii) any other circumstance, happening or event whatsoever, whether or not unforeseen or similar to any of the foregoing.

(c) All payments hereunder shall be made in Dollars by wire transfer of immediately available funds prior to 11:00 a.m. (New York City time) on the date of payment.

3.07 Resignation and Removal of Servicer. (a) Subject to the provisions of Section 7 hereof, Interpool, Inc. shall not resign as the initial Servicer except upon a determination that its duties hereunder are no longer permissible under applicable law. Any such determination shall be evidenced by an opinion of independent counsel, in form and substance satisfactory to the ICF Global Requisite Majority, to such effect delivered to each Indenture Trustee.

(b) Except as provided in Section 7.02 hereof, the Servicer shall not be removed or be replaced as Servicer with respect to any Serviced Asset.

(c) No resignation or removal of the Servicer shall in any event (i) become effective until the successor Servicer shall have assumed the Servicer’s servicing responsibilities and obligations in accordance with Section 7.02 hereof, or (ii) affect the Servicer’s obligations under this Agreement that arose on or prior to the effective date of such resignation or removal.

(d) The terminated Servicer agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all money and property held by the Servicer with respect to the Equipment, the Contracts, the other Serviced Assets and the other records relating to the Serviced Assets, including any portion of the related Lease Files held by the Servicer. At any reasonable time, upon reasonable notice, and from time to time during normal business hours, the Servicer shall permit any successor Servicer or any agent, representative or employee thereof, reasonable access to Servicer’s personnel, computer records, facilities/premises in order to facilitate the orderly and efficient transfer of servicing duties.

3.08 Security Deposits. The Servicer shall hold each Security Deposit received by it pursuant to a Contract in trust and for the benefit of the Trust, ICF, ICI, each Indenture Trustee, each Lessor and their respective assigns. Upon receipt of any Security Deposit pursuant to a Contract, the Servicer shall deposit (or cause to be deposited) each such Security Deposit into the Security Deposit Account as soon as possible (but in any event within three (3) Business Days) after its receipt thereof. In the event of any bankruptcy or insolvency proceeding of a User or other litigation involving the User where the User is permitted to use the Equipment subject to such Contract without timely payment of the minimum monthly or other periodic contractual payment to be made by such User for the use of such Equipment in accordance with the terms of such Contract, the Servicer shall deposit any such Security Deposit into the ICF Collection Account at such times and in such amounts to satisfy the timely payment of such minimum monthly or other periodic payment.

3.09 Grant of License. Interpool grants and ICF accepts a non-exclusive license to load, copy, execute, access, employ, utilize, store or display PoolStat, the related documentation (in any medium, which is delivered to ICF, including Interpool’s manuals, training materials, program listings, data models, flow charts, logic diagrams, functional specifications, instructions, and complete or partial copies of the foregoing), other related proprietary information and third-party database software licensed to Interpool (if any) solely for use, upon the occurrence and continuance of a Servicer Default, in connection with the servicing and administration of the Serviced Assets. This license permits ICF to sublicense and/or authorize the use of PoolStat by any successor Servicer subject to the terms and conditions of this Section 3.09. ICF acknowledge and each sublicense or user of PoolStat shall acknowledge that ownership of and title in and to all intellectual property rights, including patent, trademark, service mark, copyright, and trade secret rights, in PoolStat are and shall remain in Interpool and its licensors. Each of ICF, each sublicensee and each user acquires only the right to use (i.e., load, copy, execute, access, employ, utilize, store or display) PoolStat and does not acquire any ownership rights or title in or to PoolStat and that of Interpool’s licensors. None of ICF, any sublicensee and any user shall copy, translate, disassemble, or decompile, nor create or attempt to create, by reverse engineering or otherwise, the source code from the object code of PoolStat. Each of ICF, each sublicensee and each user agrees to take all reasonable steps and the same protective precautions to protect PoolStat from disclosure to Interpool’s Competitors as with its own proprietary and confidential information, except to any successor Servicer whose access is necessary to enable such successor Servicer to fulfill its responsibilities and obligations hereunder and to exercise its rights hereunder. Each of ICF agrees that prior to disclosing, sublicensing or authorizing the use of PoolStat to any successor Servicer, it will obtain from that such successor Servicer a written acknowledgment that such successor Servicer will be bound by the same terms as specified in this Section 3.09 with respect to PoolStat.

SECTION 4. SERVICER ADVANCES AND OTHER PAYMENTS

4.01 Servicer Advances. (a) On any Determination Date that the funds on deposit in the Master Lockbox Account, the ICF Holding Account, the ICF Collection Account, the ICF Cash Collateral Account, ICF Deposit Account, any other ICF Securities Account, any Lessor Collection Account, any other account established in respect of the ICF Secured Obligations are insufficient to pay the amounts due and owing on the related Payment Date under Article III of the ICF Indenture, the Servicer may, at its option, remit to the ICF Indenture Trustee, in such manner as will ensure that the ICF Indenture Trustee will have immediately available funds on account thereof by 11:00 a.m. New York time on the first Business Day prior to each Payment Date, an amount not to exceed the sum of all Contract Payments due during the preceding Collection Periods for which the related Users have not remitted such payment on or prior to the related Determination Date and for which the Servicer reasonably believes in its good faith judgment not to be a Nonrecoverable Advance. Under no circumstances shall this Section 4.01 be interpreted as obligating the Servicer to make a Servicer Advance with respect to any Contract, including, without limitation (i) any Defaulted Contract or (ii) any Contract that is liquidated prior to such Determination Date.

(b) The Servicer shall be reimbursed for Servicer Advances on each Payment Date from amounts on deposit in the ICF Collection Account, subject to the priority of payments set forth in Section 302 of the related Indenture, as follows: (i) for any Servicer Advance made with respect to a Delinquent Contract, from any subsequent collections and/or ICI Collections (as the case may be) received from such Delinquent Contract and (ii) for any Nonrecoverable Advance, from ICF Collections received on any of the Serviced Assets.

4.02 Direct Operating Expenses. The Servicer shall be reimbursed for any Direct Operating Expenses not already reimbursed to the Servicer, in accordance with the priorities set forth in Section 302(b) of the related Indenture; provided that the Servicer shall, if requested, provide to the ICI Indenture Trustee, the Administrative Agent, each Registered Pledgee, each Lease Enhancer, each Lessor Note Enhancer, each Series Enhancer and each Control Party requesting the same, any and all invoices and receipts evidencing such Direct Operating Expenses.

4.03 Limitation on Liability of the Servicer. None of the directors, officers, employees or agents of the Servicer shall incur any liability to any noteholders, any Currency Hedge Counterparty, any Interest Rate Hedge Counterparty, any Indenture Trustee, any Subservicer, the Trustee, the Delaware Trustee, any Lessor, any Custodian, any Control Party and each of their respective parents, affiliates, subsidiaries, directors, officers, employees and agents, together with their successors and permitted assignees, for any action taken or not taken in good faith pursuant to the terms of this Agreement with respect to any Contract (including any Defaulted Contract), item of Equipment or other Serviced Asset; provided, however, that this provision shall not protect such persons for any liability which would otherwise be imposed (i) for any action or inaction resulting from willful misconduct, bad faith, negligence (including negligence with respect to the obligations hereunder) or reckless disregard in the performance of the duties hereunder or (ii) as the result of any violation of law by the Servicer in performing its duties hereunder.

4.04 Payment Advices. Each payment by the Servicer pursuant to any of the provisions of this Agreement shall be accompanied by written advice containing sufficient information to identify (i) the Contract and/or Equipment to which such payment relates or (ii) the ICI Relevant Documents and the relevant provisions thereto pursuant to which such payment is made.

SECTION 5. REPORTS AND OTHER INFORMATION TO BE PROVIDED BY SERVICER

5.01 Monthly Reports and other Requested Information.

(a) By 11:00 a.m. on each Determination Date, the Servicer shall deliver to the Trust, each Lessor, ICF, the ICI Indenture Trustee (for distribution to the beneficiaries of the security interest in favor of the ICI Indenture Trustee), each Registered Pledgee (for distribution to the beneficiaries of the security interest in favor of such Registered Pledgee), the Administrative Agent and each Control Party all of the following: (i) a Servicer Certificate, substantially in the form of Exhibit A hereto, (ii) a Servicer Report (with the ICI Asset Base Certificate and the ICF Asset Base Certificate and Servicer Certificate attached thereto or incorporated therein) (each a “Servicer Report”) setting forth, inter alia, a calculation of the Interpool Fleet Utilization and such other performance data and financial covenants required by the Relevant Documents, substantially in the form of Exhibit A hereto. On each

Determination Date, the Servicer shall deliver to the Trust, ICF, the ICI Indenture Trustee, each Lessor, the Administrative Agent, each Registered Pledgee, each Series Enhancer, each ICI Holder of the Warehouse Notes and each Lease Enhancer a Statement of Cash Reconciliation, substantially in the form of Exhibit C hereto, and the Tape; provided that upon receipt of a written request from a Noteholder, the ICI Indenture Trustee may deliver the Statement of Cash Reconciliation for the related Determination Date to such Noteholder; provided further that, upon receipt of a written request from ICI Noteholders (excluding any ICI Holder of a Warehouse Note) representing at least 51% percent of the aggregate outstanding principal balance of all ICI Notes (excluding any Warehouse Notes) that do not have the benefit of a Series Enhancement Agreement, the ICI Indenture Trustee shall deliver the Tape for the related Determination Date to such ICI Noteholders. For the avoidance of doubt, the parties to this Agreement understand that all data concerning the performance of the Serviced Assets is based on a thirty day month irrespective of the number of days actually elapsed in any given month.

(b) [Reserved.]

(c) [Reserved.]

(d) The Servicer shall also promptly deliver to the ICI Noteholders, the ICI Indenture Trustee, each Lessor, the Administrative Agent, each Registered Pledgee, each Interest Rate Hedge Counterparty, each Currency Hedge Counterparty, each Series Enhancer, each Lessor Note Enhancer, each Lease Enhancer and the Control Parties any additional information regarding the Serviced Assets as any of them may reasonably request.

5.02 Annual Independent Certified Public Accountant’s Report. The Servicer shall cause an Independent Accountant who may also render other services to the Servicer or a Seller, to deliver to the ICI Indenture Trustee (for distribution to the beneficiaries of the security interest in favor of the ICI Indenture Trustee), ICF, ICI, the Trust, the Administrative Agent, each Lessor, each Control Party, each Registered Pledgee (for distribution to the beneficiaries of the security interest in favor of such Registered Pledgee) and each Rating Agency (if any), on or before 120 days after the end of the Servicer’s fiscal year, beginning on April 30, 2003, with respect to the twelve months ended on the preceding December 31 (or other applicable fiscal year end date if other than December 31) (or such other period as shall have elapsed from the Closing Date to the date of such statement), a report (the “Accountant’s Report”) addressed to the board of directors of the Servicer, the ICI Indenture Trustee, each Control Party, each Lessor, each Registered Pledgee, each Lease Enhancer, each Lessor Note Enhancer, each Series Enhancer, each Interest Rate Hedge Counterparty, each Currency Hedge Counterparty and the noteholders under each Indenture, to the effect that (1) such Independent Accountant has audited the books and records of the Servicer, (2) in connection with such Independent Accountant’s audit of the Servicer, there were no exceptions or errors in records related to equipment or equipment leases serviced by the Servicer except for such exceptions as such Independent Accountant shall believe to be immaterial and such other exceptions as shall be set forth in such report and (3) such Independent Accountant has performed certain other procedures as agreed to by each Indenture Trustee and the ICF Global Requisite Majority, which procedures shall include the Independent Accountant obtaining the Servicer Report for any two months during the twelve months ending on the immediately preceding December 31 and for each such Servicer Report the Independent Accountant shall reconcile the amounts in the Servicer Report to the Servicer’s computer, accounting and other reports which will include in such report any amounts which were not reconciled; provided that upon the occurrence of an Amortization Event or an event of default under any Indenture, the ICF Global Requisite Majority shall have the right to require that such procedures be performed monthly by a firm of Independent Accountants selected by the ICF Global Requisite Majority and that such report be delivered monthly.

5.03 Tax Reporting. The Servicer shall furnish or cause to be furnished to each Indenture Trustee and Person who was a beneficiary of the security interest in favor of such Indenture Trustee at any time during such year (with a copy in each instance to the Administrative Agent), within a reasonable time after the end of each calendar year (but in no event later than sixty (60) days after the end of such calendar year), a report setting forth the amount of principal and interest paid on the notes issued pursuant to each Indenture and outstanding during such year and indicating such other customary factual information as the Servicer deems necessary, or as any such Person reasonably requests from time to time, to enable such Person to prepare its tax returns. In addition, if any note is issued under any Indenture with any original issue discount (“OID”) as defined in the Code, the Servicer shall provide or cause to be provided to the IRS and the noteholders of such class of notes information statements with respect to OID as required by the Code or as such noteholders may reasonably request from time to time.

5.04 Officer’s Certificates. With each set of financial statements delivered pursuant to Section 6.04(a) hereof, the Servicer will deliver to ICI, ICF, the Trust, the ICI Indenture Trustee, each Series Enhancer, the Administrative Agent, each Lessor, each Registered Pledgee, each Lessor Note Enhancer, each Lease Enhancer, each Interest Rate Hedge Counterparty, each Currency Hedge Counterparty and each Control Party an Officer’s Certificate stating that (i) the officer signing such Officer’s Certificate has reviewed the relevant terms of this Agreement and has made, or caused to be made under such officer’s supervision, a review of the activities of the Servicer during the period covered by the statements then being furnished, (ii) the review has not disclosed the existence of any Servicer Default or, if a Servicer Default exists, describing its nature and what action the Servicer has taken and is taking with respect thereto, and (iii) on the basis of such review, the officer signing such certificate is of the opinion that during such period the Servicer has serviced the Serviced Assets in compliance with the procedures hereof, except as described in such Officer’s Certificate.

SECTION 6. COVENANTS OF THE SERVICER

6.01 Corporate Existence of the Servicer; Merger and Sale of Assets.

(a) The Servicer will keep in full force and effect its existence, rights and franchise as a corporation under the laws of its jurisdiction of incorporation and will preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of any Serviced Asset or to permit performance of the Servicer’s duties under this Agreement. The Servicer will comply with all of its company, organizational and managerial procedures required by its formation documents and applicable law including, without limitation, (A) paying when due all taxes imposed on it and (B) complying with the rules of the United States Department of Transportation and the Environmental Protection Agency. The Servicer will not cease to engage in the activities of an equipment, vehicle and Chassis leasing company so long as it continues to act as Servicer hereunder.

(b) The Servicer shall not merge, consolidate with or sell substantially all of its assets to any other Person unless (x) the surviving entity, if not the Servicer (a) is organized under the laws of the United States (or any political subdivision thereof), (b) has its principal place of business in the United States, (c) is capable of performing all the obligations of Servicer hereunder, and (d) executes and delivers to ICI, ICF, the Trust, the ICI Indenture Trustee, the Administrative Agent, each Control Party, each Lessor, each Registered Pledgee, each Lease Enhancer, each Lessor Note Enhancer, each Series Enhancer, each Currency Hedge Provider, each Interest Rate Hedge Counterparty and the Rating Agencies (if any), in form and substance reasonably satisfactory to each such party, an instrument in writing expressly assuming all the obligations of the Servicer hereunder and under the other ICI Relevant Documents and (y) after giving effect to such transaction, no Servicer Default or Potential Servicer Default shall have occurred; provided, however, that, except as specifically set forth above, (i) any Person succeeding to the business of the Servicer shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, (ii) nothing contained herein shall be deemed to release the Servicer from any obligation in the event that the Servicer continues to exist after the consummation of such transaction and (iii) the successor or surviving person to the Servicer shall execute such agreements evidencing such succession and assumption as ICI, each Lessor, ICF, the Trust, each Indenture Trustee, each beneficiary of such Indenture Trustee’s security interest or the ICF Global Requisite Majority may reasonably request.

The Servicer shall provide thirty (30) days’ prior written notice of any merger, consolidation or succession pursuant to this Section 6.01 and any change in its name, jurisdiction of incorporation or type of organization to ICI, each Lessor, ICF, the Trust, each Control Party, each Registered Pledgee, each beneficiary of the security interest in favor of such Registered Pledgee, each Lease Enhancer, each Lessor Note Enhancer, the Administrative Agent, the ICI Indenture Trustee, each beneficiary of the security interest in favor of the ICI Indenture Trustee and each Rating Agency (if any). Notwithstanding the foregoing, the Servicer shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Servicer’s business, unless (x) immediately after giving effect to such transaction, none of the covenants made pursuant to Section 6.02 shall have been breached (for purposes hereof, such covenants shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become a Servicer Default, an Amortization Event (other than a Change of Control of the Servicer) or an event of default under any Indenture or any Lease shall have occurred and be continuing and (y) the Servicer shall have delivered to ICI, each Lessor, ICF, the Trust, the ICI Indenture Trustee, each beneficiary of the security interest in favor of the ICI Indenture Trustee, the Administrative Agent, the Rating Agencies (if any), each Registered Pledgee, each beneficiary of the security interest in favor of such Registered Pledgee, each Lease Enhancer, each Lessor Note Enhancer and each Control Party an Opinion of Counsel, stating in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trust in the Equipment, the Contracts and the other Serviced Assets, and the interest of each Indenture Trustee in the collateral Granted pursuant to the related Indenture and each Lessor’s interest in the Certificate leased under the related Lease and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interests.

6.02 Covenants with Respect to Contracts and Equipment. By its execution and delivery of this Agreement, the Servicer makes the following covenants on which each Indenture Trustee relies in authenticating the related notes and each beneficiary of the security interest in favor of such Indenture Trustee relies in entering into its ICI Relevant Documents:

(a) Protection of Security Interest. The Servicer shall at its own expense take such steps as are necessary or desirable to establish and maintain the interest of the Trust in the Serviced Assets and a valid and enforceable first priority perfected security interest of each Indenture Trustee in the collateral Granted to it, free and clear of Liens (except for Permitted Liens), including, without limitation, the filing of UCC-1 Financing Statements, amendments and continuation statements or other filings in all applicable filing offices and taking such other action to perfect, protect or more fully evidence the lien of such Indenture as requested from time to time; provided, however, that this provision shall not obligate the Servicer to discharge any Lien that a User is obligated to discharge as described in Section 6.02(d) below. The Servicer agrees promptly to indicate to all parties inquiring as to the true ownership of any Equipment, Contract or other Serviced Asset owned by ICF, any Lessor or the Trust, that ICF, such Lessor or the Trust, as appropriate, is the owner of such asset and the Servicer will not claim any ownership interest in any such Serviced Assets. The Servicer shall not record any lien on any Certificate of Title for any item of ICF Collateral or Lessor Collateral, except as expressly permitted by the ICI

Relevant Documents (unless such item of ICF Collateral or Lessor Collateral has been released from the lien of the related Indenture in accordance with the terms and conditions of the ICI Relevant Documents). The Servicer shall not release or assign any Lien in favor of any Indenture Trustee on any Equipment, Contract or other Serviced Asset except as expressly provided in the ICI Relevant Documents;

(b) No Impairment. Except as otherwise permitted herein, the Servicer shall do nothing to impair the rights in any material respect of ICF, the Trust, any Indenture Trustee, any beneficiary of the security interest in favor of the ICI Indenture Trustee, any Lessor, each Lease Enhancer, each Lessor Note Enhancer, the Administrative Agent, any Control Party, any Registered Pledgee or any beneficiary of the security interest in favor of such Registered Pledgee in any Serviced Assets;

(c) No Amendments. The Servicer shall not extend or otherwise amend the terms of any Contract, except in accordance with Section 3.02;

(d) Restrictions on Liens. The Servicer shall not (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of, any Lien (arising by, through or under the Servicer or an Affiliate thereof) or restriction on transferability of any Contract, item of Equipment or other Serviced Asset except for Permitted Liens, those created by the ICI Relevant Documents, and the restrictions on transferability imposed by the Trust Agreement or any Indenture; or (ii) sign or file any Financing Statement which names the Servicer, in its capacity as Servicer hereunder, as a debtor, or sign any security agreement authorizing any secured party thereunder to file such Financing Statement, with respect to any Equipment, the related Contract or any other Serviced Assets, except in each case any such instrument solely securing the rights and preserving the Lien of the ICI Indenture Trustee, for the benefit of the beneficiaries of the ICI Indenture Trustee’s security interest and the Lien of a Registered Pledgee, for the benefit of the beneficiaries of such Registered Pledgee’s security interest;

(e) Servicing of Contracts and Equipment. The Servicer shall service the Equipment, each related Contract and the other Serviced Assets as required by the terms of this Agreement in accordance with the Servicing Standard and shall not take any action or omit to take any action that would cause the Trust, ICF, any Lessor or ICI to fail to timely perform and comply with all provisions, covenants and other promises required to be observed by the Trust under the Contracts and any related Lease Files or ICF, any Lessor or ICI under the ICI Relevant Documents;

(f) Concentration Limits. The Servicer shall at all times maintain the Concentration Limits; provided, however, that the Servicer shall not be required to maintain that portion of the Concentration Limits that is not satisfied as a result of losses in respect of Contracts that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related User or would constitute recourse to Interpool for losses in respect of uncollectible receivables; and

(g) Contract Files. The Servicer hereby acknowledges that the Custodian shall hold each Contract File in its possession and any other Serviced Assets that it may from time to time receive solely in trust for the ICF Indenture Trustee or the related Lessor Indenture Trustee (as the case may be). The Servicer shall from time to time inquire whether the Custodian is holding each Contract File and such other Serviced Assets in accordance with the Servicing Standard (as such standard applies to servicers acting as custodial agents) and shall promptly report any failure to do so to each of the Administrative Agent, the ICI Indenture Trustee, each Noteholder, each Interest Rate Hedge Counterparty, each Currency Hedge Counterparty, each Control Party, each Series Enhancer, each Lease Enhancer, each Lessor Note Enhancer and each Registered Pledgee. In so acting, the Servicer hereby agrees that it shall not have or assert any beneficial interest in the Equipment, the Contracts, the Contract Files or any other Serviced Assets. The Servicer shall maintain any Contract Files not held by the Custodian or an Indenture Trustee at its office at 211 College Road East, Princeton, New Jersey or at such other location as shall from time to time be identified by not less than thirty (30) days’ prior written notice to the Administrative Agent and each Registered Pledgee and as to which all actions contemplated by Section 6.02(a) and 6.02(b) have been accomplished. The Servicer shall keep, or cause to be kept, all such Contract Files in a secure and fireproof location (and otherwise preserve and protect, or cause to be preserved and protected, such Contract Files in the same manner as other material documents and records of the Servicer and in accordance with the Servicing Standard).

(h) Canadian Equipment. The Servicer will periodically (but in no event less often than annually) determine whether additional actions should be taken to register, maintain and/or evidence the Trust’s ownership of Equipment located in Canada (including, without limitation, complying with Applicable Laws regarding Certificates of Title) and will complete all such additional actions within thirty (30) days after first being aware of such actions.

6.03 Purchase of Equipment, etc. by Servicer Upon Breach of Covenants. (a) Upon breach of any of the covenants set forth in Section 6.02, the affected Equipment shall not be Eligible Equipment and the affected Contracts shall not be Eligible Contracts. Upon discovery by the Servicer of a breach of any of the covenants set forth in Section 6.02, the Servicer shall give prompt written notice to ICI, ICF, the Trust, the related Lessor, the Administrative Agent, each Interest Rate Hedge Counterparty, each Currency Hedge Counterparty, each Control Party, the related Registered Pledgee, the related Lease Enhancer, the related Lessor Note Enhancer, the related Series Enhancer and the ICI Indenture Trustee; provided, however, that the failure to give any such notice shall not affect any obligation of the Servicer under this Section 6.03. As of the first Determination Date (or if such Determination Date is less than five (5) Business Days from the date of discovery or receipt of notice, the second Determination Date) following its discovery or receipt of notice of any breach of any covenant set forth in Section 6.02 which materially and adversely affects the interests of ICI, the ICI Indenture Trustee, ICF, the related Registered Pledgee, the related Lessor or the Trust in any Equipment, Contract or other Serviced Asset, the Servicer may, unless such breach shall have been cured in all material respects by such Determination Date, purchase or cause the purchase, from the related UTI or SUBI to which such Equipment and Contract are allocated, the beneficial interest in, to and under the affected Equipment (including the related Contract) affected by such breach and, on such Determination Date, the Servicer shall in any event pay the Prepayment Amount and deposit such amount into the Collection Account. In consideration of and simultaneously with the purchase of each affected item of Equipment, ICF or the related Lessor shall, and shall cause the Trust to, reallocate such beneficial interest in, to and under the affected Equipment (including the related Contract) from the affected SUBI Portfolio to a SUBI or the UTI (as designated by the Servicer) and simultaneously pay the related Prepayment Amount. As of the date of such reallocation, the related Certificate shall no longer represent the beneficial ownership of such Equipment and the related Contract. Unless otherwise expressly stated in Section 6.02, the sole remedy of the Trust, each Lessor, ICF, each Indenture Trustee and each beneficiary of each such Indenture Trustee’s security interest upon a breach by the Servicer of Section 6.02 shall be to require the Servicer to reallocate the applicable Equipment and the related Contract and other Related Assets in respect of which such breach occurred, pursuant to this Section 6.03 and to make the foregoing deposit of the Prepayment Amount to the ICF Collection Account. ICF, the related Lessor and ICI (as the case may be) shall, or shall cause the Trust and each Indenture Trustee, to promptly notify, in writing, each Rating Agency (if any), the Servicer, the Administrative Agent, each Control Party, each Registered Pledgee, each Lease Enhancer and each beneficiary of each Indenture Trustee’s security interest, of any failure by the Servicer to take any action under this Section 6.03 to the extent that ICI, a Lessor, ICF, the Trust or any affiliate thereof has actual knowledge of such failure.

(b) For affected Equipment subject to clause (a) above, the Servicer may from time to time cause to be purchased from the related SUBI the beneficial interest in, to and under any item of Equipment that is not Eligible Equipment (including the related Contract) and cause any such item of Equipment that is not Eligible Equipment to be transferred to another SUBI Portfolio or the UTI Portfolio. On the related date of determination, the SUBI Portfolio or UTI Portfolio, as the case may be, purchasing the beneficial interest in, to and under such item of Equipment that is not Eligible Equipment (and the related Contract) shall pay the related Prepayment Amount and the Servicer shall deposit such Prepayment Amount into the ICF Collection Account. Notwithstanding the foregoing, any repurchase under this Section 6.03(b) shall be in compliance with the Concentration Limits. As of the date of such reallocation, any such item of Equipment that is not Eligible Equipment and the related Contract shall cease to be the assets of the related SUBI to which such item of Equipment that is not Eligible Equipment and each related Contract were allocated and shall become the assets of the UTI or the SUBI Portfolio(s) designated by the Servicer and from such date, the related Certificate pledged hereunder (to which such item of Equipment that is not Eligible Equipment and Contract were allocated) shall no longer represent the beneficial ownership of such item of Equipment that is not Eligible Equipment and such related Contract.

6.04 Financial and Business Information. The Servicer will deliver to ICF, ICI, each Indenture Trustee, each Series Enhancer, each Interest Rate Hedge Counterparty, the Administrative Agent, each Lessor, each Registered Pledgee, each Lease Enhancer, each Lessor Note Enhancer, each Currency Hedge Counterparty and each Control Party (provided that to the extent that any such Person serves in multiple capacities hereunder or any other ICI Relevant Document, it shall only be entitled to one copy of the following):

(a) Quarterly Reports. Within the 60 day period immediately following the end of each of Interpool’s first three fiscal quarters in any fiscal year (i.e., March, June and September), beginning on March 31, 2003, unaudited consolidated balance sheet and income statement of Interpool and its consolidated subsidiaries;

(b) Annual Statements. Within the 120 day period immediately following the end of each fiscal year of Interpool (i.e., December 31), two copies of:

(i) audited consolidated and consolidating balance sheets of Interpool and its consolidated subsidiaries, at the end of such fiscal year, and

(ii) audited consolidated and consolidating statements of income, retained earnings and cash flows of Interpool and its consolidated subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and, in the case of the financial statement referred to in clause (i) above, accompanied by an opinion of a firm of Independent Accountants, stating that such financial statements present fairly the financial condition of Interpool and its consolidated subsidiaries and have been prepared in accordance with GAAP (except for changes in application in which such accountants concur and footnote), and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards;

(c) Notice of Servicer Default. Immediately upon becoming aware of the existence of any condition or event which constitutes a Servicer Default or which, with notice and lapse of time, would become a Servicer Default, a written notice describing its nature and period of existence and what action the Servicer is taking or proposes to take with respect thereto;

(d) SEC and Other Reports. Promptly upon their becoming available, one copy of each report (including Interpool’s and, if existing, the Servicer’s annual report to shareholders and reports on Form 10-K and 10-Q), definitive proxy statement, registration statement (upon its becoming effective), definitive prospectus and notices Interpool and the Servicer filed with or delivered to any securities exchange or the Securities and Exchange Commission or any successor agency; and

(e) Report on Proceedings. Promptly upon the Servicer’s becoming aware of:

(i) any threatened or pending investigation of it by any Governmental Authority or agency, or

(ii) any threatened or pending court or administrative Proceeding which individually or in the aggregate involves the possibility of materially and adversely affecting a material portion of the Serviced Assets or the business or conditions (financial or otherwise) of the Servicer, a written notice specifying the nature of such investigation or proceeding and what action the Servicer is taking or proposes to take with respect thereto and evaluating its merits.

(f) Credit Standards. None of ICF, ICI, the Trust and any Lessor shall adopt a credit policy or collection policy inconsistent with the Servicer’s Credit Policy. Not less than thirty (30) calendar days prior to any change in the Servicer’s Credit Policy (or, if adopted, the Credit Policy or collection policy of ICF, ICI, the Trust or any Lessor), written notice of each such change and the reasons for making each such change.

(g) Other Requested Information. As promptly as possible, any data, information and reports regarding the Equipment, the Contracts and the other Serviced Assets reasonably requested by the Administrative Agent, any Control Party, any Lessor, ICF, ICI, any Registered Pledgee, any ICF Noteholder, any Lessor Noteholder, any Currency Hedge Counterparty, any Interest Rate Hedge Counterparty, any Series Enhancer, any Lease Enhancer, any Lessor Note Enhancer or any Indenture Trustee.

6.05 No Bankruptcy Petition Against the Trust, ICF or ICI. (a) The Servicer covenants and agrees it will not, prior to the date that is one year and one day after the payment in full of all amounts owing pursuant to the ICI Indenture and the other ICI Relevant Documents, institute against, or join any other Person in instituting against, any of the Trust, ICF, any Lessor or ICI or any Special Purpose Entity formed pursuant to a Financing or pursuant to the ICI Relevant Documents, any bankruptcy, reorganization, receivership, arrangement, insolvency or liquidation proceedings or other similar proceedings under any applicable bankruptcy, insolvency or similar law. The Servicer covenants and agrees it will not, prior to the date that is one year and one day since the last day on which any commercial paper of the related Bankruptcy Remote Warehouse Provider (and its successors and assigns) shall have been outstanding, institute against, or join any other Person in instituting against such Bankruptcy Remote Warehouse Provider (and its successors and assigns), any bankruptcy, reorganization, receivership, arrangement, insolvency or liquidation proceedings or other similar proceedings under any applicable bankruptcy, insolvency or similar law. The provisions of this Section 6.05(a) shall survive the termination of this Agreement.

(b) The Subservicer covenants and agrees it will not, prior to the date that is one year and one day after the payment in full of all amounts owing pursuant to the ICI Indenture and the other ICI Relevant Documents, institute against, or join any other Person in instituting against, any of the Trust, ICF, any Lessor or ICI or any Special Purpose Entity formed pursuant to a Financing or pursuant to the ICI Relevant Documents, any bankruptcy, reorganization, receivership, arrangement, insolvency or liquidation proceedings or other similar proceedings under any applicable bankruptcy, insolvency or similar law. The Subservicer covenants and agrees it will not, prior to the date that is one year and one day since the last day on which any commercial paper of the related Bankruptcy Remote Warehouse Provider (and its successors and assigns) shall have been outstanding, institute against, or join any other Person in instituting against such Bankruptcy Remote Warehouse Provider (and its successors and assigns), any bankruptcy, reorganization, receivership, arrangement, insolvency or liquidation proceedings or other similar proceedings under any applicable bankruptcy, insolvency or similar law. The provisions of this Section 6.05(b) shall survive the termination of this Agreement.

6.06 Inspection and Audit Inspections . (a) Upon reasonable notice to the Servicer specifying the particulars of each request and subject to appropriate and reasonable confidentiality covenants, the Servicer shall permit the representatives of any Rating Agency (if any), the ICI Indenture Trustee, any Series Enhancer, any Interest Rate Hedge Counterparty, the Administrative Agent, any Control Party, any Lessor, any Registered Pledgee, any Lease Enhancer, any Lessor Note Enhancer, any Currency Hedge Counterparty, and their duly authorized representatives, attorneys and accountants, to audit and examine all of the operations, information systems, books, records, reports and other papers of the Servicer with respect to the Serviced Assets (including all invoices and receipts for Direct Operating Expenses reimbursed to the Servicer), the Trust, ICF, any Lessor and/or ICI, to make copies and extracts therefrom, and to discuss the affairs, finances and accounts with the officers, employees and Independent Accountants of the Servicer for the purpose of reviewing or evaluating the Servicer’s performance of its duties and obligations hereunder and under the other ICI Relevant Documents. The number of audits and examinations conducted pursuant to the provisions of this Section 6.06(a) shall, subject to the provisions of Section 6.06(b), be reasonable and customary. All reasonable out-of-pocket expenses incidental to the first annual exercise by each such person or its duly authorized representatives, attorneys and accountants of the inspection right hereunder shall be borne by the Servicer, without right of reimbursement from any such person for such expenses, and such expenses relating to any subsequent inspection in any calendar year on behalf of the same person shall be borne by such person; provided, however, to the extent that such Person serves in multiple capacities (e.g., to the extent that a Control Party is also an Enhancer, or a Lease Enhancer is also a Series Enhancer), such Person shall only be reimbursed for the exercise of such right only once.

(b) If at any time (x) an Amortization Event, ICI Event of Default, ICF Event of Default or Servicer Default shall have occurred and is continuing or (y) with respect to a breach of any financial covenant that is an Amortization Event, ICF Event of Default, ICI Event of Default or Servicer Default, such Amortization Event, ICF Event of Default, ICI Event of Default or Servicer Default is incipient, then (i) such Persons and their duly authorized representatives, attorneys and accountants may exercise the rights granted to them in Section 6.06(a) at any time upon one Business Day’s written notice to the Servicer, (ii) the ICF Global Requisite Majority may appoint an Independent Accountant other than that Person previously acting as accountant for any of the Servicer, the Trust, ICF, any Lessor or ICI for the purpose of conducting any review contemplated by this Section 6.06 and (iii) all examinations and audits conducted pursuant to this Section 6.06 shall be at the Servicer’s expense.

(c) The Servicer also agrees (i) to make available on a reasonable basis to the ICI Indenture Trustee, each Series Enhancer, each Interest Rate Hedge Counterparty, the Administrative Agent, each Lessor, each Registered Pledgee, each Lease Enhancer, each Note Lessor Enhancer, each Currency Hedge Counterparty and each Control Party a knowledgeable financial or accounting officer for the purpose of answering reasonable questions respecting recent developments affecting the Servicer and (ii) to allow each such party to inspect the Servicer’s facilities during normal business hours.

(d) At all times during the term hereof, ICF and the Servicer shall either (i) keep available in physical form at its principal executive office for inspection by the ICI Indenture Trustee, any Series Enhancer, any Interest Rate Hedge Counterparty, the Administrative Agent, each Lessor, each

Registered Pledgee, any Lease Enhancer, any Lessor Note Enhancer, any Currency Hedge Counterparty, any ICI Holders of the Warehouse Notes, the ICI Noteholders (excluding the ICI Holders of the Warehouse Notes, provided that, the ICF and the Servicer shall have receipted of a written request from such ICI Noteholders representing at least 51% percent of the aggregate outstanding principal balance of all ICI Notes (excluding any Warehouse Notes) that do not have the benefit of a Series Enhancement Agreement) and/or their duly authorized representatives, attorneys or accountants the Master List, together with a reconciliation of such Master List, indicating the cumulative addition and removal of Contracts and Equipment or (ii) maintain electronic facilities which allow such list and reconciliation to be generated.

(e) Each representative of each Rating Agency (if any), each Enhancer, the Administrative Agent, each Control Party, each Indenture Trustee, each beneficiary of the security interest in favor of such Indenture Trustee and their duly authorized representatives, attorneys and accountants shall use reasonable efforts to share information with one another and otherwise cooperate with one another to limit the number of audits per annum and minimize the expenses incurred by the Servicer in connection with any audits or examinations hereunder, provided, however, no such party shall be liable to any other party for failure to so share information or otherwise cooperate with any other party concerning such audits.

6.07 Servicer Records. The Servicer will indicate in its records that it is servicing and administering the Serviced Assets in its capacity as Servicer hereunder, at the request and for the benefit of ICI, ICF, the Trust, each Lessor, each Registered Pledgee, each Indenture Trustee and each beneficiary of each such Indenture Trustee’s security interest, in each case subject to the terms and conditions of the ICI Relevant Documents.

6.08 Insurance. (a) The Servicer will require each User to maintain the insurance required in the related Contract (each such Contract to be substantially in the form of Exhibit A to the related Transfer Agreement) and review each such insurance policy to ensure that it comports with the terms of such Contract and the Servicing Standard, including, but not limited to, causing the User on each renewal date to name the Servicer as a loss payee and an additional insured under such insurance policy and requiring that the insurer under such insurance policy notify the Servicer of any renewal, cancellation, termination or material alteration thereunder; provided that a User listed on the “List of Self-Insured Users (Liability Insurance)” attached to the Servicer Report may be self-insured with regard to the liability insurance required under the Contract for so long as the Servicer notifies the ICI Indenture Trustee, the Trust, the Administrative Agent, each Registered Pledgee, each Series Enhancer, each Lease Enhancer, each Lessor Note Enhancer and each Control Party that such User is self-insured and such User maintains an Investment Grade Rating with respect to its long-term unsecured debt obligations; provided, further, that a User listed on the “List of Self-Insured Users (Casualty Insurance)” attached to the Servicer Report may be self-insured with regard to the casualty insurance required under the Contract for so long as the Servicer notifies the ICI Indenture Trustee, the Trust, the Administrative Agent, each Registered Pledgee each Series Enhancer, each Lessor Note Enhancer, each Lease Enhancer and each Control Party that such User is self-insured and such User maintains an Investment Grade Rating with respect to its long-term unsecured debt obligations (provided that such list, and notification required hereby, may be attached to or included as part of the Servicer Report). The Servicer shall at all times have in effect, maintain and keep in force for the benefit of the Trust, or cause the Trust to have in effect, maintain and keep in force, the Physical Damage Equipment Insurance Policy and the Commercial General Liability Insurance Policy in such forms and in such amounts as are customary in the industry and acceptable to the ICF Global Requisite Majority (such acceptance not to be unreasonably withheld). All policies of insurance required to be maintained pursuant to this Section 6.08 (other than the User self-insurance policies) shall name the Trust, ICF, the Administrative Agent, each Registered Pledgee, each Control Party, each Lease Enhancer, each Lessor Note Enhancer, each Series Enhancer, each Interest Rate Hedge

Counterparty, each Currency Hedge Counterparty and each Lessor, and each Indenture Trustee as additional insureds (the “Additional Insureds”) as their interests shall appear and, with respect to any casualty insurance, name the ICF Indenture Trustee as the sole loss payee with respect to the Serviced Assets. The Physical Damage Equipment Insurance Policy shall provide that violations of the terms, conditions or warranties of such policy by an Additional Insured shall not invalidate the insurance thereunder insofar as the interests of the other Additional Insureds, loss payees and/or innocent mortgagees are concerned. The Commercial General Liability Insurance Policy shall provide a severability of interests clause with regard to the interests of each Additional Insured. The Physical Damage Equipment Insurance Policy shall pay the “Insured Value” (as defined in the Physical Damage Equipment Insurance Policy) of an item of Equipment (which shall in no event be less than the related Prepayment Amount) where a User has failed to pay on behalf of the Additional Insureds any or all of such amount and the Commercial General Liability Insurance Policy shall pay to the Additional Insureds any and all liability claims thereunder. In each case, the “Insured Value” shall be an amount greater than the “Stated Value” or its equivalent (as defined in the Contract) for an item of Equipment. Each policy shall provide that if such insurance is to be renewed, cancelled, terminated or materially altered for any reason whatsoever, the insurers (or their representatives) shall notify the Additional Insureds thirty (30) days in advance of any such renewal, cancellation, termination or material alteration. No cancellation or termination of an insurance policy shall be effective until ten (10) days after receipt of notice by the Additional Insureds that such insurance policy is to be cancelled or terminated. No material alteration to any insurance policy shall be effective without the prior written consent of the ICF Global Requisite Majority. The Servicer shall advise the Additional Insureds in writing promptly of any failure to pay any premium when due and of any other act or omission on the part of the Servicer which may invalidate or render unenforceable, in whole or in part, any insurance being maintained pursuant to this Section 6.08. The Servicer shall deliver to the Additional Insureds, promptly upon request and in any event within ninety (90) days after the end of each fiscal year of the Servicer, a certificate signed by an authorized officer of the Servicer (x) attaching certificates of all insurance policies maintained by the Servicer with respect to the Serviced Assets and (y) stating that all premiums due thereon have been paid in advance, that such insurance policies are in full force and effect and that such insurance policies comply with the requirements of this Section 6.08; provided that the Servicer shall cause such insurance policy to provide that, if the Servicer does not pay any such insurance policy in full, in advance, any Additional Insureds and the ICI Noteholders (as pledgees of the ICF Notes and the Lessor Notes) shall have the right to pay for such insurance only with regard to the Serviced Assets (in proportion to their interest in the ICI Notes) and to exercise any and all rights and options available to the Servicer under such insurance policy.

(b) The Servicer acknowledges and agrees that all income, payments and proceeds received by it pursuant to any insurance policy relating to the Serviced Assets (including any User insurance policy that names the Servicer as loss payee) will be received by the Servicer as agent hereunder for the benefit of the related Indenture Trustee and the related Persons set forth in Section 3.01(a) and, accordingly, the Servicer disclaims any right, title or interest in or to such income, payments or proceeds. The Servicer hereby confirms that ICF or the related Lessor, as the case may be, has Granted a first priority security interest to the ICF Indenture Trustee and the related Lessor Indenture Trustee (as the case may be) in all such income, payments and proceeds.

6.09 Limitation on Liability of the Servicer and Others. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. The Servicer shall not be under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its obligations as Servicer of the Serviced Assets under this Agreement and that in its opinion may involve it in any expense or liability. The Servicer shall not name any Registered Pledgee, any Lease Enhancer, any Indenture Trustee or any beneficiary of any such Indenture Trustee’s security interest as a party to an action at law or in equity without its consent.

6.10 Corporate Separateness from ICF, ICI and Trust. The Servicer will be operated and will act as agent for ICF, ICI and the Trust so that ICF, ICI and the Trust will not be substantively consolidated with the Servicer or any other Person in the event of a bankruptcy or insolvency proceeding involving any such Person. In connection therewith, the Servicer agrees to comply with each assumption contained in the substantive consolidation opinion given by independent legal counsel on the Closing Date, the Restatement Date and each Series Issuance Date. Without limiting the foregoing, the Servicer agrees (1) to maintain separate bank accounts and books of account from each of ICF, ICI and the Trust, (2) not to conduct business in the name of ICF, ICI or the Trust except when acting in the name of ICF, ICI or the Trust as agent and it identifies itself as such and (3) to cause its financial statements to disclose the effects of the transactions contemplated by the ICI Relevant Documents in accordance with GAAP.

6.11 Further Assurances. The Servicer hereby agrees to perform such further acts and execute and deliver, or cause to be executed and delivered, such further amendments, restatements, supplements, modifications (including those contemplated by the proviso to Section 9.18 of this Agreement), instruments and documents as may be reasonably requested and necessary to implement the intent of, and consummate the transactions contemplated by this Agreement and each of the other ICI Relevant Documents.

6.12 Portfolio Management System. The Servicer will, at its own cost and expense, maintain the Portfolio Management System, or an alternative system of equal capability, and comply with its practices and procedures set forth in Exhibit B to protect the data on such systems.

6.13 Pamco and Bamco Contracts. The Servicer agrees that, unless it has obtained the prior written consent of the ICF Global Requisite Majority, (a) it shall not cancel or otherwise terminate any Contract (except in connection with the exercise of remedies thereunder) where the User is American President Lines, Ltd. or Pacer International, Inc. prior to its scheduled expiration date, (b) it shall not agree to the admission of any member (whether by assignment, sale or other transfer of a membership interest or otherwise) under any operating agreement to which Interpool or the Trust, as the case may be, and American President Lines, Ltd. or Pacer International, Inc., as the case may be, are members to a joint venture (whether organized or otherwise) relating to the leasing of any Equipment to American President Lines, Ltd. or Pacer International, Inc. and (c) it shall not permit American President Lines, Ltd. or Pacer International Inc., as the case may be, to contribute additional chassis to any joint venture leasing program (whether organized or otherwise) with Interpool or the Trust, as the case may be, relating to the leasing of any Equipment to American President Lines, Ltd. or Pacer International, Inc.

SECTION 7. SERVICER DEFAULT

7.01 Servicer Default. The following events and conditions shall constitute a Servicer Default hereunder; provided, however, that if a successor Servicer or subservicer is then acting as Servicer hereunder, and is not an affiliate of Interpool, the events and conditions set forth in clauses (d), (e), (k), (1), (n), (r), (s), and (t) shall not be applicable:

(a) failure on the part of the Servicer to remit any payment or deposit required hereunder (including, without limitation, any deposit to the ICI Collection Account, the ICF Collection Account or any Lessor Collection Account required pursuant to Section 3.06 hereof) within three (3) Business Days of the time received or when otherwise required to be remitted;

(b) failure on the part of the Servicer to submit (x) a Servicer Report (including, without limitation, the Servicer Certificate and the ICI Asset Base Certificate or the ICF Asset Base Certificate) when due and such failure continues unremedied for five (5) Business Days after the due date therefor, and (y) any financial statement required to be delivered pursuant to any ICI Relevant Document when due and such failure continues for thirty (30) calendar days after the due date therefor;

(c) failure on the part of the Servicer to observe or perform any covenant or agreement (other than those described in clauses (a) and (b) above and (f) below) contained in any ICI Relevant Document, such breach or failure materially or adversely affects the rights of ICI, ICF, the Trust, any Lessor, any Indenture Trustee, any Lease Enhancer, any beneficiary of such Indenture Trustee’s security interest under the related Indenture, noteholders under any Indenture, any Registered Pledgee or any Control Party and such breach or failure continues unremedied for a period of thirty (30) days after the earlier to occur of (i) the date on which a Servicing Officer has actual knowledge of such failure or breach, and (ii) the date on which written notice thereof requiring the same to be remedied shall have been given to the Servicer by Interpool, a Seller, ICI, ICF, any Lessor, the Trust, any Lease Enhancer, any Indenture Trustee, any beneficiary of such Indenture Trustee’s security interest under the related Indenture, the Administrative Agent, any Registered Pledgee or any Control Party;

(d) failure on the part of the Servicer to maintain the insurance policies required pursuant to Section 6.08 hereof;

(e) any default beyond any grace period under any agreement with any creditor for borrowed money in excess of $5,000,000 and (i) such default consists of the failure to pay any principal, premium or interest with respect to such indebtedness or (ii) such default consists of the failure to perform any covenant or agreement with respect to such indebtedness if the effect of such default is to cause the Servicer’s obligations which are the subject thereof to become due prior to its maturity date or prior to its regularly scheduled date of payment;

(f) failure on the part of the Servicer to observe or perform any covenant or agreement listed in Sections 3.01(q), 6.02(d), 6.10 or 6.13 and such breach or failure continues unremedied for a period of ten (10) days after the earlier to occur of (i) the date on which a Servicing Officer has actual knowledge of such failure or breach, and (ii) the date on which written notice thereof requiring the same to be remedied shall have been given to the Servicer by Interpool, a Seller, ICI, ICF, any Lessor, the Trust, any Indenture Trustee, any beneficiary of such Indenture Trustee’s security interest under the related Indenture, any Lease Enhancer, the Administrative Agent, any Registered Pledgee or any Control Party;

(g) any assignment for the benefit of creditors generally, a composition or extension to creditors, or notice of an intended sale of all or substantially all of the business or assets now or hereafter owned or conducted by the Servicer;

(h) any representation or warranty of the Servicer made in this Agreement, any other ICI Relevant Document or in any certificate or other writing delivered pursuant hereto or thereto shall prove to be incorrect as of the time when the same shall have been made, which inaccuracy would materially or adversely affect the rights of ICI, ICF, the Trust, any Lessor, any Indenture Trustee, or any beneficiary of such Indenture Trustee’s security interest under the related Indenture, any Registered Pledgee, the Administrative Agent or any Control Party and such inaccuracy remains unremedied (such remedy to include repurchase of the nonconforming Serviced Asset pursuant to Section 6.03 hereof) for a period of thirty (30) days after the earlier to occur of (i) the date any Servicing Officer has knowledge of such incorrect representation or (ii) the date on which written notice thereof requiring the same to be remedied, if so capable of remedy, shall have been given to the Servicer by Interpool, any Seller, ICF, ICI, any Lessor, the Trust, any Indenture, any Enhancer, any Interest Rate Hedge Counterparty, any Currency Hedge Counterparty, any Series of Noteholders or any Control Party;

(i) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Servicer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or (ii) a decree or order adjudging the Servicer a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Servicer under any Applicable Law, or appointing a custodian, receiver, liquidator, sequestrator or other similar official of the Servicer or of any substantial part of the property of either, or ordering the winding up or liquidation of the affairs of the Servicer;

(j) the commencement by the Servicer of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law, or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Servicer to the entry of a decree or order for relief in respect of the Servicer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it either to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, sequestrator or similar official of the Servicer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the inability by the Servicer to pay its debts generally as they become due, or the taking of corporate action by the Servicer in furtherance of any such action or the filing of an involuntary petition in bankruptcy and the continuance of such involuntary petition undismissed for a period of sixty (60) consecutive days;

(k) the Tangible Net Worth of Interpool (measured as of the end of each fiscal quarter and on the basis of the financial statements delivered pursuant to Section 6.04(a) and (b) hereof) is less than (i) the sum of (x) $275,000,000 and (y) the product of fifty percent (50%) and the net cumulative positive after tax income of Interpool as reported in Interpool’s financial statements for each of the financial quarters succeeding December 31, 2001;

(l) a final judgment, decree or order for the payment of money shall be rendered against the Servicer and such judgments, decrees or orders shall, individually or in the aggregate, exceed $5,000,000 and continue in effect for 30 days without a stay;

(m) reserved;

(n) the Fixed Charge Ratio of the Interpool Group (measured as of the end of each fiscal quarter for the sum of the four immediately preceding fiscal quarters and on the basis of the financial statements delivered pursuant to Section 6.04(a) hereof) shall be less than 1.60 to 1 on a rolling four quarter basis;

(o) reserved;

(p) (1) an ICI Event of Default has occurred at least four (4) times under Section 8.01(i) of the ICI Indenture and in each such instance there has been a draw under the related Series Enhancement Agreement or (2) an ICI Event of Default has occurred and is continuing under Section 8.01(ii) of the ICI Indenture;

(q) any indication or evidence received by any Control Party, the Administrative Agent, the ICI Indenture Trustee, any Lessor, any Registered Pledgee, any Interest Rate Hedge Counterparty, any Currency Hedge Counterparty, any Enhancer or any noteholder under any Indenture that reasonably leads it to believe that the Servicer may have directly or indirectly been engaged in any type of criminal activity which would be reasonably likely to result in the forfeiture of any property of the Servicer to any governmental entity, federal, state or local, and which forfeiture could have a material adverse effect on the Servicer or the rights of a Control Party, the ICI Indenture Trustee, any Lessor, any Registered Pledgee, any Interest Rate Hedge Counterparty, any Currency Hedge Counterparty, any Enhancer or a Series of Noteholders under any Indenture;

(r) Interpool resigns or is replaced as Servicer for any reason;

(s) a Change of Control of Interpool (for so long as Interpool is the Servicer) not in accordance with Section 6.01 of this Agreement or the Servicer shall have occurred, provided that the failure to provide timely notice of any Change of Control shall not result in a Servicer Default if such Change of Control has been publicly announced at least thirty days in advance of such Change of Control;

(t) two or more of Martin Tuchman, Raul J. Witteveen and Mitchell J. Gordon (together with each other key manager approved in writing by the ICF Global Requisite Majority, the “Key Managers”) resigns, are removed or otherwise no longer serve in their respective offices as Key Managers of the Servicer, and such situation remains uncured for ninety (90) days; or

(u) the Servicer ceases to be engaged in the business of owning and leasing equipment of a type comparable to the Equipment; or

(v) the ratio of (1) the Servicer’s long term debt (i.e., debt with a maturity greater than one year) to (2) the Servicer’s Tangible Net Worth is greater than or equal to 4.0.

7.02 Termination. (a) If a Servicer Default shall have occurred and be continuing, the ICF Indenture Trustee may, and shall, upon the written direction of the ICF Global Requisite Majority, give written notice to the Servicer (the “Servicer Termination Notice”), ICI, ICF, the Trust, each Lessor, each Rating Agency (if any), each noteholder under each Indenture, each Registered Pledgee, the Administrative Agent, each Currency Hedge Counterparty, each Interest Rate Hedge Counterparty, each Enhancer and each Control Party of the termination of all (but not less than all) of the rights and obligations of the Servicer under this Agreement and the ICF Indenture Trustee shall, as promptly as possible, appoint a successor Servicer and such successor Servicer shall accept its appointment by a written assumption in a form acceptable to the ICF Global Requisite Majority. In the event that a successor Servicer has not been appointed or has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the ICF Indenture Trustee shall act as successor Servicer in accordance with the terms and conditions of this Agreement and may delegate any of its servicing obligations to an affiliate or agent provided that at all times it remains responsible for the conduct and actions of such affiliate or agent. Notwithstanding the above, the ICF Indenture Trustee shall, if it is legally unable so to act or is unwilling so to act, petition a court of competent jurisdiction to appoint a successor Servicer hereunder, provided, however, that in such event the ICF Indenture Trustee shall continue to act as successor Servicer until such court appoints a successor Servicer. Each of the Servicer, any successor Servicer and the ICF Indenture Trustee, as applicable, shall take such actions consistent with this Agreement, as shall be necessary to effect such succession. On the receipt by the Servicer of such Servicer Termination Notice, all of the rights and obligations of the Servicer under this Agreement, including, without limitation, the Servicer’s right hereunder to receive unaccrued Servicing Fees, shall cease and the same shall pass to and be vested in, and assumed by, the successor Servicer pursuant to and under this Agreement. Such successor Servicer shall be subject to all the responsibilities, duties and liabilities of the Servicer hereunder. Each of the successor Servicer and the ICF Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and perform any and all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and assignment of any Serviced Assets or such passing, vesting or assumption or to cause Users to remit all future Contract Payments and other amounts due under any Contract or in respect of any item of Equipment to such account as shall be specified by the ICF Indenture Trustee, acting at the written direction of the ICF Global Requisite Majority.

If the Servicer’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to this Section 7.02, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor or the value of any Serviced Assets.

Notwithstanding the provisions of this Section 7.02, the ICF Indenture Trustee shall, if it is unable to act as the successor Servicer in accordance with this Section 7.02, appoint a successor Servicer acceptable to the ICF Global Requisite Majority in accordance with the terms and conditions of this Agreement; provided that the appointment of any such successor Servicer shall not result in a reduction or withdrawal of the then-current rating (if any) of the ICI Notes and provided further, that the ICF Indenture Trustee shall continue to act until such successor Servicer has been appointed and agrees to act as successor Servicer.

(b) Any termination of the Servicer pursuant to this Section 7.02 shall not affect any claims that ICI, any Lessor, ICF, the Trust, the ICI Indenture Trustee, the Administrative Agent, any noteholder under any Indenture, any Control Party, any Registered Pledgee, any Enhancer, any Currency Hedge Counterparty, any Interest Rate Hedge Counterparty and any other Person may have against such terminated Servicer arising prior to the effective date of any such termination.

(c) Upon receipt of request by any Indenture Trustee, the terminated Servicer shall immediately deliver to the successor Servicer the funds that are, or are required to be, in any account established pursuant to the Trust Agreement or a SUBI Supplement with respect to a Certificate pledged under the ICF Indenture or a Lessor Indenture, the ICF Collection Account, the ICI Collection Account, any other account established pursuant to the terms and conditions of the ICI Relevant Documents, the Lease Files and all related Contract documents held by it hereunder and the terminated Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitely vest and confirm in the successor Servicer all such rights, powers, duties, responsibilities, obligations and liabilities of the terminated Servicer.

(d) On or before the related Transfer Date and with respect to any re-lease, on or before the re-lease date, the Servicer shall deliver the original counterpart of the Contract that constitutes “chattel paper” for purposes of the UCC (with respect to Contracts evidenced by a master lease agreement and related schedules, the original of such Contract shall consist of the original manually executed schedule and a certified copy of the master lease agreement) or, if not available, a true and complete photocopy (each such photocopy to be certified as a true and complete copy of the originally executed counterpart of such Contract) to the Registered Pledgee or the Custodian as its bailee. Immediately upon delivering possession of each such Contract to the Registered Pledgee or the Custodian as its bailee, (x) the Registered Pledgee or the Custodian as its bailee (at the written instruction of the Registered Pledgee) (i) to the extent not already done, shall stamp on the front cover or other conspicuous space in each Contract the language set forth in Exhibit E and furnish a certificate in the form of Exhibit E of an officer of the Registered Pledgee (or the Custodian as its bailee) to each Control Party, each related Registered Pledgee, the Trust, the Administrative Agent, ICF, ICI, each related Series Enhancer, each related Lessor, each related Lessor Note Enhancer, each related Lease Enhancer and the Servicer that such stamping has been effected, and (ii) shall furnish to the Servicer its agreement in a certificate substantially in the form of Exhibit E that it is receiving possession of and holding possession of such Contracts both for its own benefit and as agent and (y) such Contracts and related Equipment shall have been released from the Lien of any security agreement in favor of any collateral agent or secured party other than the Registered Pledgee. At the request of the Registered Pledgee (acting at the written direction of the ICI Global Requisite Majority) the Custodian as the bailee of the Registered Pledgee shall immediately deliver possession of each requested Contract to the Registered Pledgee. In accordance with this Section 7.02(d), either the Registered Pledgee or the Custodian as its bailee shall at all times hold and maintain possession of the Contract that constitutes “chattel paper” for purposes of the UCC.

7.03 Waiver of Servicer Default. The written consent of the ICF Global Requisite Majority must be obtained in order to waive any Servicer Default or any or all of its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

7.04 Servicer to Cooperate. The Servicer agrees to cooperate with any successor Servicer, in effecting the termination and transfer of the responsibilities and rights of the Servicer, as the case may be hereunder, and the transfer thereof, to the successor Servicer, including, without limitation, the preparation, execution and delivery of any and all documents and other instruments, the execution and delivery of assignments of Financing Statements, and the transfer to the successor Servicer for administration by it of all cash amounts which shall at the time be held by the Servicer or thereafter received with respect to the Serviced Assets. The Servicer hereby agrees to transfer to any successor Servicer copies of its electronic records and all other records, correspondence and documents relating to the Serviced Assets in the manner and at such times as the successor Servicer shall reasonably request and do any and all other acts or things necessary or appropriate to effect the purposes of termination. The Servicer hereby designates the successor Servicer its agent and attorney-in-fact to execute transfers of Financing Statements and any other filings or instruments which may be necessary or advisable to effect such transfer of the Servicer’s responsibilities and rights hereunder; provided that all reasonable expenses relating to such actions shall be paid by the Servicer.

7.05 Notification to Noteholders. Upon any such termination or appointment of a successor Servicer, each Indenture Trustee shall give prompt written notice thereof to each beneficiary of the security interest in favor of such Indenture Trustee, each Lease Enhancer and each Registered Pledgee in the manner provided in the related Indenture.

7.06 Remedies Not Exclusive. Nothing in the preceding provisions of this Section 7 shall be interpreted as limiting or restricting any rights or remedies which ICF, ICI, each Lessor, the Trust, any Indenture Trustee, any person that is a beneficiary of any such Indenture Trustee’s security interest, each Lease Enhancer, the Administrative Agent, any Registered Pledgee, any Control Party or any other Person would otherwise have at law or in equity on account of the breach or violation of any provision of this Agreement by the Servicer, including, without limitation, the right to recover full and complete damages on account thereof and the right to injunctive relief and specific performance.

SECTION 8. ASSIGNMENT

8.01 Assignment to ICI Indenture Trustee. It is understood that this Agreement and all rights of ICF and each Lessor hereunder will be collaterally assigned by ICF to the ICF Indenture Trustee and by each Lessor to the related Lessor Indenture Trustee, respectively, and all rights of ICI hereunder (whether direct or indirect) will be collaterally assigned by ICI to the ICI Indenture Trustee, for the benefit of the beneficiaries named in the related Indentures, and may be subsequently assigned, for the same purposes, by the ICI Indenture Trustee to any successor ICI Indenture Trustee or as otherwise provided in the ICI Indenture. The Servicer expressly agrees to each such assignment and agrees that all of its duties, obligations, representations and warranties hereunder shall be for the benefit of, and may be enforced by, any Indenture Trustee, the beneficiaries of such Indenture Trustee’s security interest and any successor to or assignee of the rights of any thereof under the related Indenture.

8.02 Assignment by Servicer. Except as provided in Section 3.01(e), none of the rights or obligations of the Servicer hereunder may be assigned, transferred, encumbered, or sold, whether voluntarily or by operation of law, without the prior written consent of the ICF Global Requisite Majority.

8.03 Power of Attorney. The Servicer hereby grants to each of ICF, the Trust, each Lessor and each Indenture Trustee the power as its attorney-in-fact, limited to the exercise thereof in the event the Servicer fails to take any action hereunder to effect the transactions contemplated herein, or an Amortization Event, an ICF Event of Default, an ICI Event of Default, Lessor Event of Default, Lease Default or a Servicer Default exists, to do any and all other acts as may be necessary or appropriate to effect the transactions contemplated herein, including, without limitation, the filings and undertakings set forth in Section 3.01(1) hereof. Nothing in this Section 8.03 shall be interpreted, however, to relieve the Servicer of its responsibilities hereunder, including, without limitation, the obligation to execute and file (or cause to be filed) any Financing Statements or other document as shall be necessary or appropriate to perfect or to preserve and protect the security interests created under any Indenture or the ownership interests under the Trust Agreement.

SECTION 9. MISCELLANEOUS

9.01 Continuing Obligations. This Agreement shall continue in full force and effect until the date on which each Indenture has been discharged in accordance with its terms and each of the notes issued thereunder and any other amounts due to any holder of such notes or their successors and assigns (including, without limitation, each Registered Pledgee) have been paid in full and all other secured obligations under each Indenture and each Lease have been fully satisfied and discharged.

9.02 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW). IF ANY PROVISION OF THIS AGREEMENT IS DEEMED INVALID, IT SHALL NOT AFFECT THE BALANCE OF THIS AGREEMENT. THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK.

9.03 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto. The parties hereto acknowledge and agree that each Lessor may become a party to this Agreement upon the execution and delivery to each of the parties hereto of a Joinder of Lessor Form (substantially in the form of Exhibit G hereto) and, upon execution and delivery of such form, the terms and conditions of this Agreement shall become operative and binding upon such Lessor.

9.04 Modification. The terms of this Agreement shall not be waived, supplemented, restated, renewed, amended or otherwise modified except in writing with the prior written consent of the signatories hereto and in accordance with Section 9.18 hereof.

9.05 Notices. All notices and other communications given in connection with this Agreement shall be sufficient for every Person hereunder if in writing and telecopied (with a copy of the telecopied material sent to the recipient by overnight courier on the day of the telecopy), sent by a nationally recognized overnight courier, or hand delivered to, in case of the parties hereto, their respective addresses set forth on the signature page to this Agreement or to such other address as either party may specify to the other from time to time in accordance with this Section 9.05 or, in the case of a Control Party, any Lessor, any Lease Enhancer, Registered Pledgee, a beneficiary of the security interest in favor of such Registered Pledgee, the ICI Indenture Trustee and a beneficiary of the security interest in favor of such ICI Indenture Trustee to such addresses as are provided in the related Indenture or the related Note Purchase Agreement, or in the case of the Trust and the Trustee thereof, to such addresses as are provided in the Trust Agreement or, in the case of the Administrative Agent, as provided in the Administration Agreement or, in the case of a Lessor, as provided in the related Lease or in the case of the Lease Enhancer as provided in the related Enhancement Agreement.

9.06 Third Party Beneficiary. The parties hereto acknowledge and agree that each Trustee of the Trust, the Trust, each Indenture Trustee, the Administrative Agent, each Lessor, each Control Party, each Enhancer and each Registered Pledgee (and each beneficiary of each such Indenture Trustee’s security interest under the related Indenture), and their respective successors and assigns, is each an express third party beneficiary of this Agreement.

9.07 Waivers. No failure or delay on the part of ICI, ICF, the Trust, any Indenture Trustee, any beneficiary of the security interest in favor of any such Indenture Trustee, the Administrative Agent, any Registered Pledgee, any beneficiary of the security interest in favor of any such Registered Pledgee, any Lessor, any Enhancer or any Control Party in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

9.08 Costs and Expenses. The Servicer will pay all expenses incident to the performance of its obligations under this Agreement and agrees to pay all reasonable out-of-pocket costs and expenses of ICF, each Lessor, ICI, each Control Party, the Trust, the Administrative Agent, each Indenture Trustee, each Lease Enhancer, each Lessor Note Enhancer, each Series Enhancer, each Registered Pledgee, each ICF Noteholder, each holder of Lessor Notes, each Interest Rate Hedge Counterparty, each Currency Hedge Counterparty and each Series of Senior Warehouse Notes and Subordinate Warehouse Notes, including fees and expenses of counsel, in connection with the enforcement of any obligation of the Servicer hereunder.

9.09 Survival of Representations. The respective agreements, representations, warranties and other statements by the Servicer set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive the Closing Date.

9.10 Confidential Information. Each of ICF, ICI, each Lessor and the Trust agrees that it will neither use nor disclose to any Person the names and addresses of the Users, or any other Confidential Information, except in connection with the enforcement of its rights under the applicable ICI Relevant Documents or as required by operation of law.

9.11 Headings and Cross-References. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to Section names or numbers without a reference to another ICI Relevant Document are to such Sections of this Agreement.

9.12 Independence of Covenants. All covenants and agreements in this Agreement shall be given independent effect so that if any particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Servicer Default, an Amortization Event, a ICF Event of Default, a Lease Default, a Lessor Event Default or an ICI Event of Default if such action is taken or condition exists.

9.13 No Adverse Interpretation of Other Agreements. This Agreement may not be used to interpret another indenture, loan or debt agreement of the Trust or an Affiliate thereof. Any such indenture, loan or debt agreement may not be used to interpret this Agreement.

9.14 Statements Required in Servicer Certificate. Each Servicer Certificate, Servicer Report or Officer’s Certificate with respect to compliance with a condition or covenant provided for in this Agreement shall include:

(i) a statement that the Person making such certification has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

(iii) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

9.15 SERVICE OF PROCESS AND JURISDICTION. EACH PARTY TO THIS AGREEMENT HEREBY (I) IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY (WITHOUT PREJUDICE TO THE RIGHT OF ANY PARTY TO REMOVE TO THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK) AND TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY OTHER ICI RELEVANT DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY BROUGHT BY ANY TRANSACTION PARTY OR THEIR RESPECTIVE SUCCESSORS OR ASSIGNS, (II) IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR IN SUCH FEDERAL COURT, AND (III) IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT, THE OTHER ICI RELEVANT DOCUMENTS OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT. EXCEPT AS OTHERWISE PROVIDED BY APPLICABLE LAW, A FINAL JUDGMENT OBTAINED IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING REFERRED TO IN THIS PARAGRAPH SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY MANNER AS PROVIDED BY APPLICABLE LAW, A CERTIFIED OR TRUE COPY OF WHICH FINAL JUDGMENT SHALL

BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF ANY INDEBTEDNESS OR LIABILITY THEREIN DESCRIBED. EACH OF THE PARTIES HERETO HEREBY CONSENTS TO SERVICE OF PROCESS BY REGISTERED MAIL OR NATIONALLY RECOGNIZED COURIER SERVICE IN THE UNITED STATES AT THE ADDRESS TO WHICH NOTICES TO IT ARE TO BE GIVEN, AND TO RECEIVE SERVICE OF PROCESS AT ANY SUCH ADDRESS IN ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTER AS TO WHICH IT SUBMITS TO JURISDICTION AS SET FORTH ABOVE, IT BEING AGREED THAT SERVICE IN SUCH MANNER SHALL CONSTITUTE VALID SERVICE UPON SUCH PARTY OR ITS SUCCESSORS OR ASSIGNS ONLY IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING.

EACH OF THE PARTIES HERETO AGREES THAT ITS SUBMISSION TO JURISDICTION AND ITS CONSENT TO SERVICE OF PROCESS BY MAIL OR COURIER SERVICE, AS THE CASE MAY BE, SET FORTH ABOVE IS MADE FOR THE EXPRESS BENEFIT OF EACH OTHER TRANSACTION PARTY (INCLUDING, WITHOUT LIMITATION, EACH THIRD PARTY BENEFICIARY HEREOF AS PROVIDED IN SECTION 9.06 HEREOF); PROVIDED, HOWEVER, THAT NOTHING IN THIS PARAGRAPH SHALL AFFECT THE RIGHT OF ANY OF SUCH PARTIES OR THEIR RESPECTIVE SUCCESSORS OR ASSIGNS TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY OF SUCH PARTIES OR THEIR RESPECTIVE SUCCESSORS OR ASSIGNS TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OTHER PARTY OR ITS PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.

9.16 Waiver of Immunity. To the extent that any party hereto or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal actions, suits or proceedings, from set-off or counterclaim, from the jurisdiction or judgment of any competent court, from service of process, from execution of a judgment, from attachment prior to judgment, from attachment in aid of execution, or from execution prior to judgment, or other legal process in any jurisdiction, such party, for itself and its successors and assigns and its property, does hereby irrevocably and unconditionally waive, and agrees not to plead or claim, any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the other ICI Relevant Documents or the subject matter hereof or thereof, subject, in each case, to the provisions of the ICI Relevant Documents and mandatory requirements of Applicable Law.

9.17 Currency. The parties hereto (A) acknowledge that the matters contemplated by this Agreement are part of an international financing transaction and (B) hereby agree that (i) specification and payment of Dollars is of the essence, (ii) Dollars shall be the currency of account in the case of all obligations under the ICI Relevant Documents unless otherwise expressly provided herein or therein, (iii) the payment obligations of the parties under the ICI Relevant Documents shall not be discharged by an amount paid in a currency or in a place other than that specified with respect to such obligations, whether pursuant to a judgment or otherwise, except to the extent actually received by the Person entitled thereto and converted into Dollars by such Person (it being understood and agreed that, if any transaction party shall so receive an amount in a currency other than Dollars, it shall (A) if it is not the Person entitled to receive payment, promptly return the same (in the currency in which received) to the Person from whom it was received or (B) if it is the Person entitled to receive payment, either, in its sole discretion, (x) promptly return the same (in the currency in which received) to the Person from whom it was received or (y) subject to reasonable commercial practices, promptly cause the conversion of the same into Dollars), (iv) to the extent that the amount so paid on prompt conversion to Dollars under normal commercial practices does not yield the requisite amount of Dollars, the obligee of such payment shall have a separate cause of action against the party obligated to make the relevant payment for the additional amount necessary to yield the amount due and owing under the ICI Relevant Documents, (v) if, for the purpose of obtaining a judgment in any court with respect to any obligation under any of the ICI

Relevant Documents, it shall be necessary to convert to any other currency any amount in Dollars due thereunder and a change shall occur between the rate of exchange applied in making such conversion and the rate of exchange prevailing on the date of payment of such judgment, the obligor in respect of such obligation will pay such additional amounts (if any) as may be necessary to insure that the amount paid on the date of payment is the amount in such other currency which, when converted into Dollars and transferred to New York City, New York, in accordance with normal banking procedures, will result in realization of the amount then due in Dollars and (vi) any amount due under this paragraph shall be due as a separate debt and shall not be affected by or merged into any judgment being obtained for any other sum due under or in respect of the ICI Relevant Documents.

9.18 Amendment. This Agreement may be amended, restated, supplemented or otherwise modified from time to time by the parties hereto only with the prior written consent of the ICF Global Requisite Majority. Notwithstanding anything in the ICI Relevant Documents to the contrary, this Agreement may not be amended, supplemented, restated or otherwise modified without the consent of each Currency Hedge Counterparty, each Interest Rate Hedge Counterparty, each Enhancer, each owner participant under a Participation Agreement and/or the Administrative Agent, to the extent that any such amendment, supplement, restatement or other modification would adversely affect the interests of any such Person and, in any event, upon satisfaction of the Rating Agency Condition, provided however, this Agreement may be amended, supplemented, restated or otherwise modified from time to time by the parties hereto with the consent only of the ICF Global Requisite Majority (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein or in any other ICI Relevant Document or (iii) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement or any other ICI Relevant Document, provided that no such amendment, restatement, supplement or other modification shall (x) reduce in any manner the amount of, or delay the timing of, payments to any Noteholder or owner participant or distributions which are required to be made to any Noteholder or owner participant without the consent of such Noteholder or owner participant or (y) adversely affect the interest of any Noteholder that does not have the benefit of a Series Enhancement Agreement, any Currency Hedge Counterparty, any Interest Rate Hedge Counterparty, any Enhancer, any owner participant under a Participation Agreement and/or the Administrative Agent. Promptly after the execution of any amendment, modification, supplement or other modification, the Servicer shall furnish a copy of the same to each Indenture Trustee, the Administrative Agent, each Enhancer, each Currency Hedge Counterparty, each Interest Rate Hedge Counterparty, each Control Party, ICF, ICI, each Lessor, each Rating Agency and each Registered Pledgee.

9.19 Counterparts. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

9.20 Merger. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof.

9.21 Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9.22 Language of Notices and Documentation. Each party hereto expressly acknowledges and agrees that any notice or document required to be delivered pursuant to this Agreement or any other ICI Relevant Document shall be delivered in the English language.

9.23 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AS AGAINST THE OTHER PARTIES HERETO, ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY OTHER ICI RELEVANT DOCUMENT, INCLUDING IN RESPECT OF THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF.

9.24 Indenture Trustee Indemnity. (a) The Servicer shall indemnify each Indenture Trustee, its directors, officers, employees and agents against any and all losses, liabilities or expenses incurred by it arising out of or in connection with its duties under this Agreement, including the costs and expenses (including attorney’s fees) of defending itself both individually or in its representative capacity against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or willful misconduct. The obligations of the Servicer under this Section 9.24 shall survive the resignation or removal of any Indenture Trustee or and the satisfaction and discharge of this Agreement.

(b) IN NO EVENT SHALL ANY INDENTURE TRUSTEE BE LIABLE FOR SPECIAL, INDIRECT OR CONSEQUENTIAL LOSS OR DAMAGE OF ANY KIND WHATSOEVER (INCLUDING BUT NOT LIMITED TO LOST PROFITS), EVEN IF ANY INDENTURE TRUSTEE HAS BEEN ADVISED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE AND REGARDLESS OF THE FORM OF ACTION.

9.25 No Force Majeure. The Servicer’s and Subservicer’s obligations under this Agreement are unconditional and shall not be subject to suspension, delay or interruption on account of the occurrence of any event, whether or not such event is beyond its control.

9.26 Indemnification. Notwithstanding anything else contained herein or in any other ICI Relevant Documents, the Servicer hereby agrees to indemnify and hold harmless ICF, ICI, the Trust, the ICF Indenture Trustee, the ICI Indenture Trustee, each Lessor Indenture Trustee, the Administrative Agent, each Interest Rate Hedge Counterparty, each Currency Hedge Counterparty, each ICF Noteholder, each ICI Holder of Senior Warehouse Notes, each ICI Holder of Subordinate Warehouse Notes, each Control Party, each Series Enhancer, each Lessor Note Enhancer, each Lease Enhancer, the UTI Trustee. each SUBI Trustee, the Delaware Trustee (as defined in the Trust Agreement) and their respective officers, directors, employees and agents (each of the foregoing, an “Indemnified Party”) from and against any and all liabilities, losses, damages, penalties, costs and expenses (including costs of defense and legal fees and expenses) which may be incurred or suffered by such Indemnified Party (except to the extent caused by the gross negligence or willful misconduct of such Indemnified Party) as a result of claims, actions, suits or judgments asserted or imposed against an Indemnified Party and arising out of (i) any action or inaction of the Servicer that is contrary to the terms of this Agreement, (ii) a material breach (i.e., any breach that results in a payment shortfall under Section 302 of the related Indenture other than the last clause of each waterfall contained in Section 302(b)) by the Servicer of its representations, warranties and covenants set forth herein, (iii) any information provided to any Indemnified Party being untrue in any material respect as of the date such information was provided, (iv) the willful misconduct, bad faith or negligence of the Servicer in connection with the performance of its obligations hereunder, or (v) any abatement, reduction, recoupment, set-off, defense or counterclaim by a User as a result of the Servicer’s failure to fulfill any of the obligations or ongoing responsibilities of a “lessor” under the related Contract; provided, however, that the foregoing indemnity shall in no way be deemed to impose on the Servicer any obligation to reimburse an Indemnified Party for losses arising solely from the financial inability of the related User under a Contract to make rental and other lease-related payments or losses arising solely as a result of an Indemnified Party’s gross negligence or willful misconduct. The obligations of the Servicer contained in this Section 9.26 shall survive the resignation or removal of the Servicer and the termination of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

INTERPOOL, INC., as Servicer
By:	/s/ Mitchell I. Gordon
Name:	Mitchell I. Gordon
Title:	Executive Vice President/Chief Financial Officer
Address:	211 College Road East Princeton, NJ 08540 Attn: Kathleen Francis, Esq.

INTERPOOL CHASSIS FUNDING, LLC (f/k/a Interpool Funding 2000, L.L.C.), as ICF
By:	Interpool, Inc., its Managing Member
By:	/s/ Mitchell I. Gordon
Name:	Mitchell I. Gordon
Title:	Executive Vice President/Chief Financial Officer
Address:	211 College Road East Princeton, NJ 08540 Attn: Kathleen Francis, Esq.

TRAC LEASE, INC., as subservicer
By:	/s/ Martin Tuchman
Name:	Martin Tuchman
Title:	Chairman/Chief Executive Officer
Address:	633 Third Avenue New York, NY 10017 Attn:

INTERMODAL CHASSIS ISSUANCE, LLC
By:	GSS Holdings (ICI), Inc., its Managing Member
By:	/s/ Frank B. Bilotta
Name:	Frank B. Bilotta
Title:	Vice President
Address:	445 Broad Hollow Road, Suite 239 Melville, NY 11747 Attn:

JPMORGAN CHASE BANK, not in its individual capacity, but solely as ICI Indenture Trustee and ICF Indenture Trustee
By:	/s/ Craig M. Kantor
Name:	Craig M. Kantor
Title:	Vice President
Address:	450 West 33rd Street New York, NY 10001 Attn: Corporate Trust Dept